Exhibit 4.1

THE AES CORPORATION

as Issuer

3.300% SENIOR SECURED FIRST LIEN NOTES DUE 2025
3.950% SENIOR SECURED FIRST LIEN NOTES DUE 2030

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INDENTURE
Dated as of May 27, 2020

____________________________________

____________________________________

Deutsche Bank Trust Company Americas
as Trustee

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i

Exhibit A	FORM OF NOTE
Exhibit B	FORM OF CERTIFICATE OF TRANSFER
Exhibit C	FORM OF CERTIFICATE OF EXCHANGE
Exhibit D	FORM OF CERTIFICATE OF ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR
Exhibit E	FORM OF SUPPLEMENTAL INDENTURE—ADDITIONAL SUBSIDIARY GUARANTEES

INDENTURE dated as of May 27, 2020, among The AES Corporation, a Delaware corporation (the “Company”), each Guarantor (as defined herein) that may become a party from time to time and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”).

Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders (as defined herein) of the 3.300% Senior Secured First Lien Notes due 2025 (the “2025 Notes”) and 3.950% Senior Secured First Lien Notes due 2030 (the “2030 Notes” and, together with the 2025 Notes, the “Notes”) issued pursuant to this Indenture (as defined herein).

ARTICLE 1

Definitions and Incorporation by Reference

Section 1.01        Definitions.

For purposes of this Indenture, the following terms shall have the respective meanings set forth in this Section 1.01 [Definitions].

“144A Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

“Additional Indebtedness” means Indebtedness of the Company for borrowed money (excluding Indebtedness under the Credit Agreement) under any debt securities or term loans broadly syndicated to institutional investors in a principal amount in excess of $100.0 million.

“Additional Notes” means additional Notes (other than the Initial Notes) issued from time to time under this Indenture in accordance with Section 2.05 [Issuance of Additional Notes] hereof.

“AES BVI II” means AES International Holdings II, Ltd., a BVI business company incorporated under the laws of the British Virgin Islands with company number 146043 and with its registered office at CITCO B.V.I. Limited, P.O. Bix 662, Citco Building, Road Town, Tortola, B.V.I.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person will be deemed to be control. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Agent” means any Registrar, co-registrar, Paying Agent or additional paying agent.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.

“Attributable Debt” means the present value (discounted at the rate of 8.0% per annum compounded monthly) of the obligations for rental payments required to be paid during the remaining term of any lease of more than 12 months.

“Authorized Newspaper” means a newspaper (which, in the case of The City of New York, will, if practicable, be The Wall Street Journal (Eastern Edition) and in the case of London, will, if practicable, be the Financial Times (London Edition)) and published in an official language of the country of publication customarily published at least once a day for at least five days in each calendar week and of general circulation in The City of New York or London, as applicable. If it shall be impractical to make any publication of any notice required hereby in an Authorized Newspaper, any publication or other notice in lieu thereof which is made or given with the approval of the Trustee shall constitute a sufficient publication of such notice.

“Bank” means each lending institution party to the Credit Agreement and providing loans or commitments thereunder, as further described therein.

“Board of Directors” means either the Board of Directors of the Company or (except for the purposes of clause (iii) of the definition of “Change of Control”) any committee of such board duly authorized to act under this Indenture.

“Board Resolution” means one or more resolutions of the Board of Directors of the Company or any authorized committee thereof, certified by the secretary or an assistant secretary to have been duly adopted and to be in full force and effect on the date of certification, and delivered to the Trustee.

“Business Day” means any day other than a Legal Holiday.

“BVI Security Agreement” means the Charge and Assignment of Shares, dated as of December 12, 2002, made by AES BVI II in favor of the Collateral Trustee, as may be amended, amended and restated, supplemented, waived, modified, renewed or replaced from time to time.

“Capital Lease Obligations” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

“Capital Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of, or interests in (however designated), the equity of such Person which is outstanding or issued on or after the date of this Indenture, including, without limitation, all Common Stock and Preferred Stock and partnership and joint venture interests of such Person.

“Change of Control” means the occurrence of one or more of the following events: (i) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company (determined on a consolidated basis) to any Person or group (as that term is used in Section 13(d)(3) of the Exchange Act) of Persons, (ii) a Person or group (as so defined) of Persons shall have become the beneficial owner of more than 50% of the outstanding Voting Stock of the Company, or (iii) during any one-year period, individuals who at the beginning of such period constituted the Board of Directors (together with any new director whose election or nomination was approved by a majority of the directors then in office who were either directors at the beginning of such period or who were previously so approved) cease to constitute a majority of the Board of Directors.

“Change of Control Offer” has the meaning provided in Section 4.07 [Repurchase of Notes Upon a Change of Control Triggering Event].

“Change of Control Triggering Event” shall mean the occurrence of a Change of Control and a Rating Event.

“Collateral” means all the assets and properties subject to the Liens created by the Shared Collateral Documents.

“Collateral Trust Agreement” means the Collateral Trust Agreement, dated as of December 12, 2002, by and among the Company, the other grantors party thereto and the Collateral Trustee, as amended by Amendment No. 1 to the Collateral Trust Agreement, dated as of July 29, 2003, as further amended by Amendment No. 2 to the Collateral Trust Agreement, dated as of March 17, 2004, as further amended by Amendment No. 3 to the Collateral Trust Agreement, dated as of August 26, 2009, and as further amended, amended and restated, supplemented, waived, modified, renewed or replaced from time to time.

“Collateral Trustee” means, collectively, (i) MUFG Union Bank, N.A., as successor to Wilmington Trust Company acting as corporate trustee under the Collateral Trust Agreement, together with any successor corporate trustee appointed pursuant to the terms of the Collateral Trust Agreement, and (ii) James Myers, acting as individual trustee under the Collateral Trust Agreement, together with any successor individual trustee appointed pursuant to the terms of the Collateral Trust Agreement.

“Common Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of common stock of such Person which is outstanding or issued on or after the date of this Indenture, including, without limitation, all series and classes of such common stock.

“Company” means The AES Corporation, and any and all successors thereto.

“Consolidated Net Assets” means the aggregate amount of assets (less reserves and other deductible items) after deducting current liabilities, as shown on the consolidated balance sheet of the Company and its Subsidiaries contained in the latest annual report to the stockholders of the Company and prepared in accordance with GAAP.

“continuing” means, with respect to any Event of Default, that such Event of Default has not been cured or waived.

“Corporate Trust Office” means the address of the Trustee at which at any particular time its corporate trust business shall be principally administered, which initially shall be the address set forth in Section 13.01 [Notices] hereof.

“Credit Agreement” means the Seventh Amended and Restated Credit Agreement, dated as of December 20, 2019, among the Company, Citibank, N.A., as administrative agent and as collateral agent, in each case, for the lenders party thereto, and the other financial institutions party thereto, as may be amended, amended and restated, supplemented, waived, modified, renewed or replaced from time to time.

“Credit Agreement Agent” means the administrative agent under the Credit Agreement.

“Credit Agreement Debt” means (i) indebtedness under the Credit Agreement (including, for the avoidance of doubt, any amendment, restatement, amendment and restatement, refinancing or replacement thereof) and (ii) any Revolving Credit Loan Commitment and/or Revolving Letter of Credit.

“Credit Agreement Documents” means (i) the Credit Agreement, (ii) the Credit Agreement Notes, (iii) the Secured Hedge Agreements and (iv) the Secured Treasury Management Service Agreements, in each case as amended from time to time.

“Credit Agreement Note” means each promissory note of the Company to the order of a Bank under the Credit Agreement evidencing the indebtedness of the Company to such Bank.

“Credit Facilities” means (i) one or more debt facilities (including, without limitation, the Credit Agreement) or commercial paper facilities, in each case with banks or other institutional lenders or other counterparties providing for revolving credit loans, term loans, credit-linked deposits (or similar deposits), receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, (ii) debt securities sold to institutional investors and/or (iii) Hedging Obligations with any counterparties, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time.

“Custodian” means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.04 [Transfer and Exchange] hereof. Definitive Notes shall be substantially in the form of Exhibit A hereto except that such Note shall not bear the Global Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.06 [Registrar and Paying Agent] hereof as the Depositary, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Existing Liens” means Liens on the property or assets of the Company and/or any of its Subsidiaries existing on the date of this Indenture securing Indebtedness of the Company or any Guarantor (other than Liens incurred pursuant to clause (1) of the definition of “Permitted Liens” hereof).

“Fitch” means Fitch Ratings Inc. or any successor entity.

“Funded Debt” means indebtedness for borrowed money having a maturity of, or by its terms extendible or renewable for, a period of more than 12 months after the date of the determination of the amount thereof.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time; provided, that any lease that would not be considered a capital lease pursuant to GAAP prior to the effectiveness of Accounting Standards Codification 842 (whether or not such lease was in effect on such date) shall be treated as an operating lease for all purposes under this Indenture and shall not be deemed to constitute a capitalized lease or Indebtedness hereunder.

“Global Legend” means the legend set forth in Section 2.04(f)(2) [Transfer and Exchange] hereof, which is required to be placed on all Global Notes issued under this Indenture.

“Global Notes” means, individually and collectively, each Restricted Global Note and each Unrestricted Global Note deposited with or on behalf of and registered in the name of the Depositary or its nominee that bears the Global Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, issued in accordance with Section 2.01 [Form and Dating], 2.04(b)(3) [Transfer and Exchange], 2.04(b)(4) [Transfer and Exchange], 2.04(d)(2) [Transfer and Exchange] or 2.04(f) [Transfer and Exchange] hereof.

“Government Securities” means direct obligations of, or obligations guaranteed by, the United States of America (including any agency or instrumentality thereof) for the payment of which obligations or guarantees the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the Company’s option.

“Grantor” means each of the Company and AES BVI II and each other entity that becomes party to any Shared Collateral Document as a Grantor (as defined in the Security Agreement).

“Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise); provided that standard contractual indemnities which do not relate to Indebtedness shall not be considered a Guarantee.

“Guarantors” means, with respect to the Notes of a series, any Subsidiary that executes a Subsidiary Guarantee with respect to the Notes of such series in accordance with the provisions of this Indenture, and their respective successors and assigns.

“Hedge Bank” means any Bank or any affiliate of any Bank in their capacity as a party to a hedging agreement secured by the Collateral.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:

(a)       currency exchange, interest rate or commodity swap agreements, currency exchange, interest rate or commodity cap agreements and currency exchange, interest rate or commodity collar agreements; and

(b)       (i) agreements or arrangements designed to protect such Person against fluctuations in currency exchange, interest rates, commodity prices or commodity transportation or transmission pricing or availability; (ii) any netting arrangements, power purchase and sale agreements, fuel purchase and sale agreements, swaps, options and other agreements, in each case, that fluctuate in value with fluctuations in energy, power or gas prices; and (iii) agreements or arrangements for commercial or trading activities with respect to the purchase, transmission, distribution, sale, lease or hedge of any energy related commodity or service.

“Holder” means a Person in whose name a Note is registered.

“IAI Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes.

“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses and trade payables, except as provided in clause (5) below, and surety bonds), whether or not contingent:

(1)       in respect of borrowed money;

(2)       evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

(3)       in respect of banker’s acceptances;

(4)       representing Capital Lease Obligations in respect of sale and leaseback transactions; or

(5)       representing the net amount owing under any Hedging Obligations, if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP.

In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person; provided that the amount of such Indebtedness shall be deemed not to exceed the lesser of the amount secured by such Lien and the value of the Person’s property securing such Lien.

“Indenture” means this Indenture governing the Notes, as amended, supplemented or otherwise modified from time to time in accordance with its terms.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Initial Notes” means either (i) the first $900,000,000 in aggregate principal amount of 2025 Notes or (ii) the first $700,000,000 in aggregate principal amount of 2030 Notes, as applicable, issued under this Indenture on the Issue Date.

“Initial Purchasers” means Credit Suisse Securities (USA) LLC, BofA Securities, Inc., Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Barclays Capital Inc., BNP Paribas Securities Corp., Goldman Sachs & Co. LLC, Mizuho Securities USA LLC, Morgan Stanley & Co. LLC, MUFG Securities Americas Inc., Santander Investment Securities Inc., SMBC Nikko Securities America, Inc., Credit Agricole Securities (USA) Inc., Evercore Group L.L.C., HSBC Securities (USA) Inc., Samuel A. Ramirez & Company, Inc., Scotia Capital (USA) Inc., SG Americas Securities, LLC, SunTrust Robinson Humphrey, Inc., WR Securities, LLC and shall include any other entity designed as such with respect to any Additional Notes issued after the date of this Indenture.

“Institutional Accredited Investor” means an institution that is an “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, who are not also QIBs.

“Investment Grade Event” means, with respect to a series of Notes, (i) at least two Rating Agencies assign an Investment Grade Rating to the Company’s senior unsecured long-term debt securities, in each case without taking into account any third party credit enhancement, (ii) all Liens securing obligations of the Company or the Guarantors under the Credit Agreement will be released substantially concurrently and (iii) no Event of Default will have occurred and be continuing with respect to the Notes of such series.

“Investment Grade Rating” means a rating of (i) Baa3 or better by Moody’s, (ii) BBB- or better by S&P, (iii) BBB- or better by Fitch, (iv) the equivalent of such rating by such organization or (v) if another Rating Agency has been selected by the Company, the equivalent of such rating by such other Rating Agency.

“Issue Date” means May 27, 2020.

“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

“Lender Party” means each of the Credit Agreement Agent; any Bank; any Hedge Bank; and the collateral agent under the Credit Agreement.

“Lien” means, with respect to any asset: any mortgage, deed of trust, deed to secure debt, lien (statutory or otherwise), pledge, hypothecation, encumbrance, restriction, collateral assignment, charge or security interest in, on or of such asset.

“Material Subsidiary” of any Person means, as of any date, any Subsidiary of which such Person’s proportionate share of such Subsidiary’s Total Assets (after intercompany eliminations) exceeds 15% of the Total Assets of such Person on a consolidated basis.

“Moody’s” means Moody’s Investors Service, Inc. or any successor entity.

“Nationally Recognized Statistical Rating Organization” means a nationally recognized statistical rating organization within the meaning of Section 3(a)(62) under the Exchange Act.

“Notes” means the Initial Notes and any Additional Notes issued on or after the Issue Date in accordance with Section 2.05 [Issuance of Additional Notes], with respect to Notes of any series, treated as a single class of securities, as amended or supplemented from time to time in accordance with the terms hereof, that are issued pursuant to this Indenture.

“Non-U.S. Person” means a Person who is not a U.S. Person.

“Officer” means, with respect to the Company, the chairman of the Board of Directors, the president or chief executive officer, any vice president, the chief financial officer, the treasurer or any assistant treasurer, or the secretary or any assistant secretary.

“Officers’ Certificate” means a certificate signed in the name of the Company (i) by the chairman of the Board of Directors, the president or chief executive officer or a vice president and (ii) by the chief financial officer, the treasurer or any assistant treasurer, or the secretary or any assistant secretary, complying with Section 13.03 [Statements Required in Certificate or Opinion] and delivered to the Trustee. Each such certificate shall include (except as otherwise expressly provided in this Indenture) the statements provided in Section 13.03 [Statements Required in Certificate or Opinion].

“Opinion of Counsel” means a written opinion signed by legal counsel, who may be an employee of or counsel to the Company, satisfactory to the Trustee and complying with Section 13.03 [Statements Required in Certificate or Opinion]. Each such opinion shall include the statements provided in Section 13.03 [Statements Required in Certificate or Opinion], if and to the extent required thereby.

“Other Debt” means indebtedness issued or incurred pursuant to any Other Debt Agreement.

“Other Debt Agreements” means any other agreement or instrument pursuant to which the Company has incurred Indebtedness permitted by Sections 5.07(a)(iii) or 5.07(a)(vii) of the Credit Agreement that the Company designates in writing to the Collateral Trustees as Debt which is to be secured by the Collateral under the Shared Collateral Documents, which shall include this Indenture.

“Other Debt Holders” means at any time the registered holders of the Other Debt issued under any Other Debt Agreement.

“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

“Permitted Liens” mean:

(1)       Liens securing Indebtedness of the Company or any Guarantor under one or more Credit Facilities in an aggregate principal amount, measured as of the date of creation of any such Lien and the date of incurrence of any such Indebtedness, not exceeding the greater of (a) 15% of Consolidated Net Assets, and (b) $3.0 billion;

(2)       Existing Liens;

(3)       Liens on property of any Subsidiary of the Company (other than AES BVI II or any Guarantor);

(4)       Liens on property of, or on any shares of stock or debt of, any entity existing at the time such entity becomes a Subsidiary of the Company;

(5)       Liens in favor of the Company or any of its Subsidiaries;

(6)       Liens in favor of United States or foreign governmental bodies to secure partial, progress, advance or other payments;

(7)       Liens on property, shares of stock or debt existing at the time of acquisition thereof (including acquisition through merger or consolidation), purchase money mortgages and construction cost mortgages existing at or incurred within 180 days of the time of acquisition thereof;

(8)       Liens incurred in connection with pollution control, industrial revenue or similar financings;

(9)       other Liens, in addition to those permitted in clauses (1) through (8) above, securing Indebtedness having an aggregate principal amount, measured as of the date of creation of any such Lien and the date of incurrence of any such Indebtedness, not to exceed the greater of (i) 5.0% of Total Assets and (ii) $500.0 million; and

(10)       any extension, renewal or replacement of any Indebtedness secured by any Liens referred to in the foregoing clause (1) through (9), inclusive.

Liens securing Indebtedness under the Credit Agreement existing on the date of this Indenture shall be deemed to have been incurred on such date in reliance on the exception provided by clause (1) above. For purposes of determining compliance with this “Liens” covenant, in the event that a Lien meets the criteria of more than one of the categories described in clauses (1) through (10) above, the Company (a) shall be permitted, in its sole discretion, to (i) classify such Lien on the date of incurrence and may later reclassify such Lien in any manner (based on the circumstances existing at the time of any such reclassification) and (ii) divide and redivide the amount of such Lien arising among more than one of such clauses and (b) shall only be required to include such Lien in one of any such clauses.

“Permitted Post-Release Liens” mean:

(1)       Liens on property of any Subsidiary of the Company;

(2)       Liens in effect as of the effective date of the Release Event (other than Permitted Liens incurred pursuant to clause (1) or (10) of the definition thereof);

(3)       Liens on property of, or on any shares of stock or debt of, any entity existing at the time such entity becomes a Subsidiary of the Company;

(4)       Liens in favor of the Company or any of its Subsidiaries;

(5)       Liens in favor of United States or foreign governmental bodies to secure partial, progress, advance or other payments;

(6)       Liens on property, shares of stock or debt existing at the time of acquisition thereof (including acquisition through merger or consolidation), purchase money mortgages and construction cost mortgages existing at or incurred within 180 days of the time of acquisition thereof;

(7)       Liens under one or more Credit Facilities for Indebtedness in an aggregate principal amount not to exceed $900.0 million at any time outstanding;

(8)       Liens incurred in connection with pollution control, industrial revenue or similar financings; and

(9)       any extension, renewal or replacement of any debt secured by any Liens referred to in the foregoing clauses (1) through (8), inclusive.

“Person” means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Preferred Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of preferred or preference stock of such Person which is outstanding or issued on or after the date of this Indenture.

“Principal” of a Note means the principal amount of, and, unless the context indicates otherwise, includes any premium payable on, the Note.

“Principal Property” means any building, structure or other facility (together with the land on which it is erected and fixtures comprising a part thereof) used primarily for manufacturing, processing, research, warehousing or distribution, owned or leased by the Company and having a net book value in excess of 2.0% of Consolidated Net Assets, other than any such building, structure or other facility or portion thereof which is a pollution control facility financed by state or local governmental obligations or which the principal executive officer, president and principal financial officer of the Company determine in good faith is not of material importance to the total business conducted or assets owned by the Company and its Subsidiaries as an entirety.

“Private Placement Legend” means the legend set forth in Section 2.04(f)(1) [Transfer and Exchange] hereof to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Rating Agency” means (i) each of Moody’s, S&P and, solely for purposes of the collateral release provisions, Fitch and (ii) if any of Moody’s, S&P or, if applicable, Fitch, ceases to rate the Notes of a series or fails to make a rating of the Notes of a series publicly available, a Nationally Recognized Statistical Rating Organization selected by the Company which shall be substituted for Moody’s, S&P or Fitch, as the case may be with respect to such Notes of such series.

“Rating Event” means (x) the rating on a series of Notes is lowered and (y) such Notes are rated below an investment grade rating, in either case, by both of the Rating Agencies on any day within the period (the “Trigger Period”) commencing on the earlier of (i) the occurrence of a Change of Control and (ii) public announcement of the occurrence of a Change of Control or the Company’s or any Person’s intention to effect a Change of Control and ending 60 days following the consummation of such Change of Control (which period will be extended so long as the rating of a series of Notes is under publicly announced consideration for a possible downgrade by either of the Rating Agencies); provided, however, that a Rating Event otherwise arising by virtue of a particular reduction in rating will not be deemed to have occurred in respect of a particular Change of Control (and thus will not be deemed a Rating Event for purposes of the definition of Change of Control Triggering Event) if (1) during the Trigger Period, the relevant rating is subsequently upgraded to its level at the beginning of the Trigger Period (or better) or

(2) the Rating Agency making the reduction in rating to which this definition would otherwise apply publicly announces or informs the Trustee in writing at the Company’s request that the reduction was not the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control has occurred at the time of the Rating Event).

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 903 of Regulation S.

“Release Event” means, with respect to any series of Notes, the occurrence of an event as a result of which all Collateral securing the Notes is permitted to be released in accordance with the terms of this Indenture and the Shared Collateral Documents, it being understood that any action taken by the Company or its Affiliates to, solely at its option, provide Collateral to secure the Notes that is not required to be provided pursuant to the terms of this Indenture and the Shared Collateral Documents, shall not be deemed to cause such Release Event to not have occurred.

“Representative” has the meaning assigned to such term in the Collateral Trust Agreement.

“Repurchase Date” shall have the meaning provided in Section 4.07 [Repurchase of Notes Upon a Change of Control Triggering Event] hereof.

“Responsible Officer” means, when used with respect to the Trustee, any senior trust officer, any vice president, any trust officer, any assistant trust officer, or any other officer or assistant officer of the Trustee customarily performing functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of his knowledge of and familiarity with the particular subject.

“Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend.

“Restricted Global Note” means a Global Note bearing the Private Placement Legend.

“Restricted Period” means the 40-day distribution compliance period as defined in Regulation S.

“Revolving Credit Loan Bank” means each Bank having a Revolving Credit Loan Commitment.

“Revolving Credit Loan Commitment” means, at any time, with respect to any Revolving Credit Loan Bank at any time, the lending commitment of such Revolving Credit Loan Bank pursuant to the Credit Agreement in effect at such time.

“Revolving Letter of Credit” means a letter of credit issued by a Bank pursuant to the Credit Agreement and shall also include certain additional letters of credit previously issued and outstanding under the Credit Agreement, as provided for therein.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 903” means Rule 903 promulgated under the Securities Act.

“Rule 904” means Rule 904 promulgated under the Securities Act.

“S&P” means S&P Global Ratings, a division of S&P Global Inc., or any successor entity.

“SEC” means the Securities and Exchange Commission.

“Secured Agreements” means, collectively, the Credit Agreement Documents, the Other Debt Agreements and each agreement or instrument delivered by the Grantors pursuant thereto (including, without limitation, the Shared Collateral Documents).

“Secured Debt” means (i) the Credit Agreement Debt and (ii) Other Debt.

“Secured Hedge Agreements” means any hedging agreement permitted under the Credit Agreement that is entered into between the Company and a Hedge Bank that specifies by its terms that it is secured by the Collateral.

“Secured Holders” means, at any time, the Lender Parties and the Other Debt Holders.

“Secured Obligations” means at any time any obligations, whether matured or unmatured, contingent or liquidated, of each Grantor arising out of or evidenced by the Secured Agreements, whether for principal, interest, expenses, premiums, indemnities, fees or other amounts, whether or not such obligations are due and payable at such time.

“Secured Parties” means the Secured Holders and any Representatives.

“Secured Treasury Management Service Agreements” means any agreement between the Company or any of its subsidiaries and a Bank or an affiliate of a Bank to provide treasury management services to the Company.

“Securities Act” means the Securities Act of 1933, as amended.

“Security Agreement” means the Security Agreement, dated as of December 12, 2002, from the Company and the other grantors referenced therein to the Collateral Trustee, as amended by Amendment No. 1 to the Security Agreement, dated as of July 29, 2003, as further amended by the Security Agreement Supplement, dated as of May 24, 2017, and as further amended, amended and restated, supplemented, waived, modified, renewed or replaced from time to time.

“Shared Collateral Documents” means the Collateral Trust Agreement, the BVI Security Agreement, the Security Agreement and all other documents creating, evidencing or relating to the Collateral or any Successor Collateral.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of the first date it was incurred in compliance with the terms of this Indenture, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subsidiary” means, with respect to any Person, any corporation, association or other business entity of which a majority of the capital stock or other ownership interests having ordinary voting power to elect a majority of the Board of Directors or other persons performing similar functions are at the time directly or indirectly owned by such Person.

“Subsidiary Guarantee” means the Guarantee by each Guarantor of the Company’s obligations under this Indenture and the Notes, executed pursuant to the provisions of this Indenture.

“Successor Collateral” means, with respect to each Grantor, any property and assets of such Grantor (or any of its successors and assigns) as such Grantor (or any such successor or any such assign) may, from time to time, upon notice to the Collateral Trustee, pursuant to the Shared Collateral Documents, Credit Agreement Documents, the Other Debt Agreements or otherwise, grant to the Collateral Trustee as additional collateral for their benefit and in trust for the equal and ratable benefit of the Representatives, on their behalf and on behalf of the Secured Holders.

“Total Assets” means, with respect to any Person, the total consolidated assets of such Person and its Subsidiaries determined on a consolidated basis in accordance with GAAP, as shown on the most recent consolidated balance sheet of such Person.

“Total Secured Debt” means, as of any date of determination, the aggregate principal amount of Indebtedness of the Company and the Guarantors outstanding on such date that is secured by a Lien on any property or assets of the Company or any of the Guarantors (including Capital Stock of Subsidiaries of the Company or Indebtedness of Subsidiaries of the Company); provided that, for the avoidance of doubt, Total Secured Debt will not include the undrawn amount of any outstanding letters of credit.

“Treasury Rate” means, as of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the redemption date (or, if such statistical release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to the applicable par call date; provided, however, that if the period from the redemption date to the applicable par call date is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Trustee” means the person named as the “Trustee” in the first paragraph of this Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean each person who is then a Trustee hereunder.

“Unrestricted Definitive Note” means a Definitive Note that does not bear and is not required to bear the Private Placement Legend.

“Unrestricted Global Note” means a Global Note that does not bear and is not required to bear the Private Placement Legend.

“U.S. Person” means a U.S. Person as defined in Rule 902(k) promulgated under the Securities Act.

“Voting Stock” means, with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors of such Person or other Persons performing similar functions.

Section 1.02        Other Definitions.

For purposes of this Indenture, the following terms shall have the meanings set forth in this Section 1.02.

Terms	Defined in Section

2025 par call date	3.07(a)
2030 par call date	3.07(a)
Authentication Order	2.02
Change of Control Offer	4.07(b)(1)
Company	Preamble
Covenant Defeasance	8.03
DTC	2.04(f)(2)
Event of Default	6.01
Judgment Currency	13.15
Legal Defeasance	8.02
par call date	3.07(a)
Paying Agent	2.06
Redemption Price	3.07(a)
Release Period	12.07(a)
Repurchase Date	4.07(b)(3)
Required Currency	13.15
Reversion Date	12.07(a)
Trustee	8.05, Preamble

Section 1.03               Rules of Construction.

Unless the context otherwise requires:

(1)       a term has the meaning assigned to it;

(2)       an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3)       “or” is not exclusive;

(4)       “including” is not limiting;

(5)       words in the singular include the plural, and in the plural include the singular;

(6)       “will” shall be interpreted to express a command;

(7)       provisions apply to successive events and transactions; and

(8)       references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time.

ARTICLE 2

The Notes

Section 2.01        Form and Dating.

(a)       The Notes. The Notes shall be issued in registered global form without interest coupons. The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. The Company shall furnish any such notations, legends or endorsements to the Trustee in writing. Each Note shall be dated the date of its authentication. The Notes shall be in minimum denominations of $2,000 and integral multiples of $1,000. The aggregate amount of Notes that may be authenticated and delivered under this Indenture is unlimited.

The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of the Notes conflicts with the express provisions of this Indenture, the provisions of the Notes shall govern and be controlling.

(b)       Global Notes. Notes issued in global form shall be substantially in the form of Exhibit A attached hereto (including the Global Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Notes issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without the Global Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Each Global Note shall represent such of the outstanding Notes as will be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Notes from time to time as reflected in the records of the Trustee and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. The Trustee’s records shall be noted to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby, in accordance with instructions given by the Holder thereof as required by Section 2.04 [Transfer and Exchange] hereof.

(c)       Euroclear and Clearstream Procedures Applicable. The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream Banking” and “Customer Handbook” of Clearstream will be applicable to transfers of beneficial interests in the Regulation S Global Note that are held by Participants through Euroclear or Clearstream.

Section 2.02        Execution and Authentication.

One Officer must sign the Notes for the Company by manual or facsimile signature.

If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note will nevertheless be valid.

A Note will not be valid until authenticated by the electronic or manual signature of the Trustee. The signature will be conclusive evidence that the Note has been authenticated under this Indenture.

The Trustee shall, upon receipt of a written order of the Company signed by at least one Officer (an “Authentication Order”), authenticate Notes for original issue under this Indenture, including any Additional Notes issued pursuant to Section 2.05 [Issuance of Additional Notes] hereof. The aggregate principal amount of Notes outstanding at any time may not exceed the aggregate principal amount of Notes authorized for issuance by the Company pursuant to one or more Authentication Orders, except as provided in Section 2.08 [Replacement Notes] hereof.

The Trustee may appoint an authenticating agent (the “Authenticating Agent”) acceptable to the Company to authenticate Notes. The Authenticating Agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. The Authenticating Agent has the same rights as an Agent to deal with Holders, the Company or an Affiliate of the Company.

Section 2.03        Holder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders.

Section 2.04        Transfer and Exchange.

(a)       Transfer and Exchange of Global Notes. A Global Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes of a series shall be exchanged by the Company for Definitive Notes if:

(1)       the Company delivers to the Trustee written notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 120 days after the date of such notice from the Depositary is received;

(2)       the Company in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee; or

(3)       there has occurred and is continuing an Event of Default with respect to the Notes.

Upon the occurrence of any of the preceding events in (1), (2) or (3) above, Definitive Notes shall be issued in such names and in any approved denominations as the Depositary shall instruct the Trustee in writing. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.08 [Replacement Notes] and 2.10 [Temporary Notes] herein. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.04 [Transfer and Exchange] or Sections 2.08 [Replacement Notes] and 2.10[Temporary Notes] herein, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.04(a) [Transfer and Exchange], however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.04(b) [Transfer and Exchange], (c) or (f) hereof.

(b)       Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Transfers of beneficial interests in the Global Notes also will require compliance with either subparagraph (1) or (2) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(1)       Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend. Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.04(b)(1) [Transfer and Exchange].

(2)       All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.04(b)(1) [Transfer and Exchange] above, the transferor of such beneficial interest must deliver to the Registrar either:

(A)       both: (i) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged; and (ii) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or

(B)       both: (i) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged; and (ii) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above.

(3)       Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.04(b)(2) [Transfer and Exchange] above and the Registrar receives the following:

(A)       if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B)       if the transferee will take delivery in the form of a beneficial interest in the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

(C)       if the transferee will take delivery in the form of a beneficial interest in the IAI Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

(4)       Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.04(b)(2) [Transfer and Exchange] above and the Registrar receives the following:

(A)       if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

(B)       if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case of this Section 2.04(b)(4) [Transfer and Exchange], if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

If any such transfer is effected pursuant to this Section 2.04(b)(4) [Transfer and Exchange] at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 [Execution and Authentication] hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to this Section 2.04(b)(4) [Transfer and Exchange].

Beneficial interests in an Unrestricted Global Notes cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

(c)       Transfer or Exchange of Beneficial Interests in Global Notes for Definitive Notes. Transfers or exchanges of beneficial interests in Global Notes for Definitive Notes shall in each case be subject to the satisfaction of any applicable conditions set forth in Section 2.04(b)(2) [Transfer and Exchange] hereof, and to the requirements set forth below in this Section 2.04(c) [Transfer and Exchange].

(1)       Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

(A)       if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

(B)       if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C)       if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D)       if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E)       if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

(F)       if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(G)       if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.04(h) [Transfer and Exchange] hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.04(c) [Transfer and Exchange] shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes of a series are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.04(c)(1) [Transfer and Exchange] shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(2)       Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if the Registrar receives the following:

(A)       if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

(B)       if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this Section 2.04(c)(2) [Transfer and Exchange], if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(3)       Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.04(b)(2) [Transfer and Exchange] hereof, the Trustee shall cause the aggregate principal amount of the applicable Unrestricted Global Note to be reduced accordingly pursuant to Section 2.04(h) [Transfer and Exchange] hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.04(c)(3) [Transfer and Exchange] shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest requests through instructions to the Registrar from or through the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes of a series are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.04(c)(3) [Transfer and Exchange] shall not bear the Private Placement Legend.

(d)       Transfer and Exchange of Definitive Notes for Beneficial Interests in Global Notes.

(1)       Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

(A)       if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

(B)       if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C)       if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D)       if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E)       if such Restricted Definitive Note is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

(F)       if such Restricted Definitive Note is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(G)       if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note, in the case of clause (C) above, the Regulation S Global Note, and in all other cases, the IAI Global Note.

(2)       Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if the Registrar receives the following:

(A)       if the Holder of such Restricted Definitive Notes proposes to exchange such Notes of a series for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

(B)       if the Holder of such Restricted Definitive Notes proposes to transfer such Notes of a series to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this Section 2.04(d)(2) [Transfer and Exchange], if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of this Section 2.04(d)(2) [Transfer and Exchange], the Trustee shall cancel the Restricted Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

(3)       Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (2)(A), (2)(B) or (3) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 [Execution and Authentication] hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

(e)       Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.04(e) [Transfer and Exchange], the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder must provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.04(e) [Transfer and Exchange].

(1)       Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

(A)       if the transfer will be made pursuant to Rule 144A, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B)       if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

(C)       if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

(2)       Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if the Registrar receives the following:

(A)       if the Holder of such Restricted Definitive Notes proposes to exchange such Notes of a series for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

(B)       if the Holder of such Restricted Definitive Notes proposes to transfer such Notes of a series to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this Section 2.04(e)(2) [Transfer and Exchange], if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(3)       Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes of a series to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

(f)       Legends. The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

(1)       Private Placement Legend.

(A)       Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

“THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (2) AGREES

THAT IT WILL NOT WITHIN [IN THE CASE OF RULE 144A NOTES: ONE YEAR OR SUCH SHORTER TIME UNDER APPLICABLE LAW] [IN THE CASE OF REGULATION S NOTES: 40 DAYS] AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF SUCH NOTE) RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 903 OR RULE 904 UNDER THE SECURITIES ACT, (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (E) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT SHALL GIVE TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.”

(B)       Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraphs (b)(4), (c)(2), (c)(3), (d)(2), (d)(3), (e)(2), (e)(3) or (f) of this Section 2.04 [Transfer and Exchange] (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

(2)       Global Legend. Each Global Note shall bear a legend in substantially the following form:

“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.04 [Transfer and Exchange] OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.04(a) [Transfer and Exchange of Global Notes] OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 [Cancellation] OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE AES CORPORATION.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR

DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

(g)       Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11 [Cancellation] herein. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note will be reduced accordingly and a notation will be made on the records maintained by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note will be increased accordingly and a notation will be made on the records maintained by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(h)       General Provisions Relating to Transfers and Exchanges.

(1)       To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.02 [Execution and Authentication] hereof or at the Registrar’s request.

(2)       No service charge shall be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10 [Temporary Notes], 3.06 [Notes Redeemed or Purchased in Part], 4.09 [Repurchase of Notes Upon a Change of Control Triggering Event], 9.04 [Notation on or Exchange of Notes] and 9.05 [Trustee to Sign Amendments, etc.] hereof).

(3)       The Registrar shall not be required to register the transfer of or exchange of any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(4)       All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(5)       The Company shall not be required:

(A)       to issue, to register the transfer of or to exchange any Notes of a series during a period beginning at the opening of business 15 days before the day of any selection of Notes of a series for redemption and ending at the close of business on the day of selection;

(B)       to register the transfer of or to exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or

(C)       to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.

(6)       Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

(7)       The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 [Execution and Authentication] hereof.

(8)       All orders, certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.04 [Transfer and Exchange] to effect a registration of transfer or exchange may be submitted by facsimile or electronic format (e.g. “pdf” or “tif”).

(9)       All references in this Section 2.04 [Transfer and Exchange] to the exchange or transfer of Notes, Global Notes, Definitive Notes or any beneficial interests therein shall be deemed to refer to the exchange or transfer of the applicable Notes, Global Notes, Definitive Notes or any beneficial interests therein.

Section 2.05        Issuance of Additional Notes.

The Company shall be entitled, upon delivery to the Trustee of an Officers’ Certificate, Opinion of Counsel and Authentication Order, to issue Additional Notes of a series under this Indenture which shall have identical terms as the Initial Notes of such series issued on the Issue Date, other than with respect to the date of issuance and issue price. The Initial Notes of a series issued on the Issue Date and any Additional Notes of such series issued shall be treated as a single class for all purposes under this Indenture.

With respect to any Additional Notes, the Company shall set forth in a Board Resolution and an Officers’ Certificate, a copy of each which shall be delivered to the Trustee, the following information:

(a)       the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Indenture; and

(b)       the issue price, the issue date and the CUSIP number of such Additional Notes.

Section 2.06        Registrar and Paying Agent.

The Company shall maintain an office or agency where Notes may be presented for registration, registration of transfer or for exchange (the “Registrar”) and an office or agency where Notes may be presented for payment (the “Paying Agent”), which shall be in the Borough of Manhattan, The City of New York. The Company shall cause the Registrar to keep a register of the Notes and of their transfer and exchange. The Company may have one or more additional Paying Agents or transfer agents with respect to any series.

The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture. The Company shall give prompt written notice to the Trustee of the name and address of any Agent and any change in the name or address of an Agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such. The Company may remove any Agent upon written notice to such Agent and the Trustee; provided that no such removal shall become effective until (i) the acceptance of an appointment by a successor Agent to such Agent as evidenced by an appropriate agency agreement entered into by the Company and such successor Agent and delivered to the Trustee or (ii) written notification to the Trustee that the Trustee shall serve as such Agent until the appointment of a successor Agent in accordance with clause (i) of this proviso. The Company or any affiliate of the Company may act as Paying Agent or Registrar; provided that neither the Company nor an affiliate of the Company shall act as Paying Agent in connection with the defeasance of the Notes or the discharge of this Indenture under Article 11 [SATISFACTION AND DISCHARGE].

The Company initially appoints the Trustee as Registrar, Paying Agent and Authenticating Agent. If, at any time, the Trustee is not the Registrar, the Registrar shall make available to the Trustee ten days prior to each interest payment date and at such other times as the Trustee may reasonably request the names and addresses of the Holders as they appear in the Notes register.

Section 2.07        Paying Agent to Hold Money in Trust.

Not later than 10:00 a.m. New York City time on each due date of any Principal or interest on any Notes, the Company shall deposit with the Paying Agent money in immediately available funds sufficient to pay such Principal or interest. The Company shall require each Paying Agent other than the Trustee to agree in writing that such Paying Agent shall hold in trust for the benefit of the Holders of such Notes or the Trustee all money held by the Paying Agent for the payment of Principal of and interest on such Notes and shall promptly notify the Trustee in writing of any default by the Company in making any such payment. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed, and the Trustee may at any time during the continuance of any payment default, upon written request to a Paying Agent, require such Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed. Upon doing so, the Paying Agent shall have no further liability for the money so paid over to the Trustee. If the Company or any affiliate of the Company acts as Paying Agent, it will, on or before each due date of any Principal of or interest on any Notes, segregate and hold in a separate trust fund for the benefit of the Holders thereof a sum of money sufficient to pay such Principal or interest so becoming due until such sum of money shall be paid to such Holders or otherwise disposed of as provided in this Indenture, and shall promptly notify the Trustee in writing of its action or failure to act as required by this Section.

Section 2.08        Replacement Notes.

If a defaced or mutilated Note of any series is surrendered to the Trustee or if a Holder claims that its Note of any series has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall, upon receipt of satisfactory evidence of such loss, destruction or theft, authenticate a replacement Note of such series and tenor and principal amount bearing a number not contemporaneously outstanding. If required by the Trustee or the Company, an indemnity bond must be furnished that is sufficient in the judgment of both the Trustee and the Company to protect the Company, the Trustee and any Agent from any loss that any of them may suffer if a Note is replaced. The Company may charge such Holder for its expenses and the expenses of the Trustee (including without limitation attorneys’ fees and expenses) in replacing a Note. In case any such mutilated, defaced, lost, destroyed or wrongfully taken Note has become or is about to become due and payable, the Company in its discretion may pay such Note instead of issuing a new Note in replacement thereof.

Every replacement Note is an additional obligation of the Company and shall be entitled to the benefits of this Indenture.

To the extent permitted by law, the foregoing provisions of this Section are exclusive with respect to the replacement or payment of mutilated, destroyed, lost or wrongfully taken Notes.

Section 2.09        Outstanding Notes.

Notes outstanding at any time are all Notes that have been authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation and those described in this Section as not outstanding.

If a Note is replaced pursuant to Section 2.08 [Replacement Notes], it ceases to be outstanding unless and until the Trustee and the Company receive proof satisfactory to them that the replaced Note is held by a holder in due course.

If the Paying Agent (other than the Company or an affiliate of the Company) holds on the maturity date or any redemption date or date for repurchase of the Notes money sufficient to pay

Notes payable or to be redeemed or repurchased on that date, then on and after that date such Notes cease to be outstanding and interest on them shall cease to accrue.

A Note does not cease to be outstanding because the Company or one of its affiliates holds such Note, provided, however, that, in determining whether the Holders of the requisite principal amount of the outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Notes owned by the Company or any affiliate of the Company shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes as to which a Responsible Officer of the Trustee has received written notice to be so owned shall be so disregarded. Any Notes so owned which are pledged by the Company, or by any affiliate of the Company, as security for loans or other obligations, otherwise than to another such affiliate of the Company, shall be deemed to be outstanding, if the pledgee is entitled pursuant to the terms of its pledge agreement and is free to exercise in its or his discretion the right to vote such securities, uncontrolled by the Company or by any such affiliate.

Section 2.10        Temporary Notes

Until certificates representing Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, will authenticate temporary Notes. Temporary Notes will be substantially in the form of certificated Notes but may have variations that the Company considers appropriate for temporary Notes and as may be reasonably acceptable to the Trustee. Without unreasonable delay, the Company will prepare and the Trustee will authenticate definitive Notes of the same series in exchange for temporary Notes.

Holders of temporary Notes will be entitled to all of the benefits of this Indenture as the definitive Notes of the same series.

Section 2.11        Cancellation.

The Company at any time may deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee for cancellation any Notes previously authenticated hereunder which the Company has not issued and sold. The Registrar, any transfer agent and the Paying Agent shall forward to the Trustee any Notes surrendered to them for transfer, exchange or payment. The Trustee shall cancel and dispose of all Notes surrendered for transfer, exchange, payment or cancellation in accordance with its then customary practices and upon written request of the Company, shall deliver a certificate of disposal to the Company. The Company may not issue new Notes to replace Notes it has paid in full or delivered to the Trustee for cancellation.

Section 2.12        Defaulted Interest.

If the Company defaults in a payment of interest on the Notes, it shall pay, or shall deposit with the Paying Agent money in immediately available funds sufficient to pay, the defaulted interest plus (to the extent lawful) any interest payable on the defaulted interest to the Persons who are Holders on a subsequent special record date, which shall mean the 15th day next preceding the date fixed by the Company for the payment of defaulted interest, whether or not such day is a Business Day. At least 15 days before such special record date, the Company shall mail to each Holder and to the Trustee a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

Section 2.13        CUSIP Numbers; ISINs.

The Company in issuing the Notes may use “CUSIP” numbers and “ISINs” (if then generally in use), and the Trustee shall use CUSIP numbers or ISINs, as the case may be, in notices of redemption or exchange as a convenience to Holders and no representation shall be made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of redemption or exchange.

ARTICLE 3

Redemption and Prepayment

Section 3.01        Notices to Trustee.

If the Company elects to redeem Notes of a series pursuant to the optional redemption provisions of Section 3.07 [Optional Redemption] hereof, it must furnish to the Trustee, at least 10 days but not more than 60 days before a redemption date, an Officers’ Certificate setting forth:

(1)       the clause of this Indenture pursuant to which the redemption shall occur;

(2)       the redemption date;

(3)       the principal amount of Notes of a series to be redeemed; and

(4)       the redemption price or, where the redemption price cannot be calculated at the time of such notice, the method of calculation thereof.

Section 3.02        Selection of Notes to Be Redeemed or Purchased.

If less than all of the Notes of a series are to be redeemed at any time, the Trustee shall select Notes of such series for redemption on a pro rata basis among all outstanding Notes of such series or, if the Notes of such series are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes of such series are listed, in either case, unless otherwise required by law, applicable stock exchange requirements or depositary requirements.

In the event of partial redemption by lot, the particular Notes of such series to be redeemed or purchased shall be selected, unless otherwise provided herein, not less than 15 nor more than 60 days prior to the redemption by the Trustee from the outstanding Notes of such series not previously called for redemption.

The Trustee shall promptly notify the Company in writing of the Notes of such series selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of Notes of a series selected shall be in amounts of $2,000 or whole multiples of $1,000 in excess of $2,000; except that if all of the Notes of such series of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes of such series held by such Holder, even if not a multiple of $1,000 shall be redeemed or purchased. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes of such series called for redemption also apply to portions of Notes of such series called for redemption.

No Notes of $2,000 or less shall be redeemed in part. Notices of redemption shall be mailed by first class mail or delivered electronically at least 10 but not more than 60 days before the redemption date to each Holder of Notes of a series to be redeemed at its registered address, except that redemption notices may be mailed or delivered electronically more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes of such series or a satisfaction and discharge of this Indenture.

If any Note of a series is to be redeemed in part only, the notice of redemption that relates to that Note of such series shall state the portion of the principal amount of that Note of such series that is to be redeemed. A new Note of a series in principal amount equal to the unredeemed portion of the original Note of such series shall be issued in the name of the Holder of Notes of such series upon cancellation of the original Note of such series. Notes of a series called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on Notes of a series or portions of them called for redemption.

Section 3.03        Notice of Redemption.

At least 10 days but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed, by first class mail, or delivered electronically, a notice of redemption to each Holder whose Notes of a series are to be redeemed at its registered address, except that redemption notices may be mailed or delivered more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes of such series or a satisfaction and discharge of this Indenture pursuant to Articles 8 [LEGAL DEFEASANCE AND COVENANT DEFEASANCE] or 11 [SATISFACTION AND DISCHARGE] hereof.

The notice will identify the Notes of a series to be redeemed and will state:

(1)       the principal amount of each Note of such series held by such Holder to be redeemed;

(2)       the CUSIP numbers of the Notes to be redeemed;

(3)       the date fixed for redemption;

(4)       the redemption price or, where the redemption price cannot be calculated at the time of such notice, the method of calculation thereof;

(5)       that interest accrued to the date fixed for redemption will be paid as specified in such notice and that on and after said date interest thereon or on the portions thereof to be redeemed will cease to accrue; and

(6)       if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes of such series in principal amount equal to the unredeemed portion will be issued upon cancellation of the original Note.

The notice of redemption of Notes of any series to be redeemed at the option of the Company shall be given by the Company or, at the Company’s request, by the Trustee in the name and at the expense of the Company, upon receipt of written request, at least three days before such notice of redemption is to be sent.

Any redemption and notice thereof may, in the Company’s discretion, be subject to the satisfaction of one or more conditions precedent. In the event of the failure of any such condition precedent, the Company shall provide prompt written notice to the Trustee of such failure, and at the Company’s request, the Trustee shall inform the Holders of such failure. In the Company’s discretion, the date of redemption may be delayed until such time as any or all such conditions shall be satisfied or waived (provided that in no event shall such date of redemption be delayed to a date later than 60 days after the date on which such notice was sent), or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied or waived by the Company by the date of redemption, or by the date of redemption as so delayed.

Section 3.04        Effect of Notice of Redemption.

Once notice of redemption is mailed or delivered in accordance with Section 3.03 [Notice of Redemption] hereof, Notes of a series called for redemption become, subject to any conditions precedent set forth in the notice of redemption, irrevocably due and payable on the redemption date at the redemption price.

Section 3.05        Deposit of Redemption or Purchase Price.

No later than 10:00 a.m. Eastern Time on the redemption or purchase date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption or purchase price of, accrued interest and premium, if any, on all Notes of a series to be redeemed or purchased on that date. Promptly after the Company’s written request, the Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption or purchase price of, accrued interest and premium, if any, on, all Notes of such series to be redeemed or purchased.

If the Company complies with the provisions of the preceding paragraph, on and after the redemption or purchase date, interest will cease to accrue on the Notes or the portions of Notes of a series called for redemption or purchase. If a Note of a series is redeemed or purchased on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note of such series was registered at the close of business on such record date. If any Note of a series called for redemption or purchase is not so paid upon surrender for redemption or purchase because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes of such series and in Section 4.01 [Payment of Notes] hereof.

Section 3.06        Notes Redeemed or Purchased in Part.

Upon surrender of a Note of a series that is redeemed or purchased in part, the Company shall issue and, upon receipt of an Authentication Order, Officers’ Certificate and Opinion of Counsel, the Trustee shall authenticate for the Holder at the expense of the Company a new Note of such series equal in principal amount to the unredeemed or unpurchased portion of the Note surrendered.

Section 3.07        Optional Redemption.

(a)       At any time prior to June 15, 2025 (the “2025 par call date”), and at any time prior to April 15, 2030 (the “2030 par call date” and, each of the 2025 par call date and the 2030 par call date, a “par call date”), the Company may on any one or more occasions redeem all or a part of the applicable series of Notes, upon not less than 10 nor more than 60 days’ prior notice, at a price (the “redemption price”) together with accrued and unpaid interest, if any, to but excluding, the redemption date, equal to the greater of:

(1)       100% of the principal amount of the Notes being redeemed; or

(2)       The sum of the present values of the principal amount of the Notes to be redeemed and the remaining scheduled payments of interest on the Notes from the redemption date to the applicable par call date, discounted from their respective scheduled payment dates to the redemption date semiannually (assuming a 360-day year consisting of twelve 30-day months) at a discount rate equal to the Treasury Rate plus 50 basis points in the case of the 2025 Notes, and 50 basis points in the case of the 2030 Notes.

In addition, at any time and from time to time on or after the applicable par call date, the Notes of the applicable series will be redeemable, in whole or in part at any time, at the Company’s option, at a redemption price equal to 100% of the principal amount of the Notes of such series being redeemed plus accrued and unpaid interest on such Notes to the redemption date.

(b)       Except pursuant to the preceding paragraphs, the Notes will not be redeemable at the Company’s option prior to the applicable par call date.

(c)       Any redemption pursuant to this Section 3.07 [Optional Redemption] shall be made pursuant to the provisions of Sections 3.01 [Notices to Trustee] through 3.06 [Notes Redeemed or Purchased in Part] hereof.

Section 3.08        Mandatory Redemption.

The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

ARTICLE 4

Covenants

Section 4.01        Payment of Notes.

The Company shall pay or cause to be paid the principal of, premium, if any, and interest on, the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest will be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 11:00 a.m. Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due.

Section 4.02        Maintenance of Office or Agency.

The Company shall maintain in the Borough of Manhattan, The City of New York, an office or agency where Notes may be surrendered for registration of transfer or exchange or for presentation for payment and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company hereby initially designates the Corporate Trust Office of the Trustee, located in the Borough of Manhattan, The City of New York, as such office or agency of the Company. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with written notice of the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 13.01 [Notices].

The Company may also from time to time designate one or more other offices or agencies where the Notes of any series may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

Section 4.03        Reports.

The Company covenants to file with the Trustee, within 15 days after the Company is required to file the same with the SEC, copies of the annual reports and of the information, documents, and other reports which the Company may be required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act.

In addition, the Company agrees that, for so long as any notes of a series remain outstanding, at any time it is not required to file the reports required by the preceding paragraphs with the SEC, it shall furnish to the holders of the notes of such series and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

The Company shall be deemed to have furnished such information, documents or reports to the Trustee, the Holders and/or prospective purchasers of the Notes, if the Company has filed such information, documents or reports with the SEC via the EDGAR filing system (or any successor system) and/or posted such information, documents or reports on the Company’s website and such information, documents or reports are publicly available; provided, however, that the Trustee shall have no obligation whatsoever to determine whether or not such materials have been filed pursuant to the EDGAR system (or its successor) or posted on any website. Delivery of such information to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive knowledge or notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of their covenants under this Indenture (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

Section 4.04        Compliance Certificate.

The Company shall furnish to the Trustee annually, on or before a date not more than four months after the end of its fiscal year (which, on the date hereof, is a calendar year), a brief certificate (which need not contain the statements required by Section 13.03 [Statements Required in Certificate or Opinion]) from its principal executive, financial or accounting officer as to his or her knowledge of the compliance of the Company with all conditions and covenants under this Indenture (such compliance to be determined without regard to any period of grace or requirement of notice provided under this Indenture).

Section 4.05        Liens.

Prior to the occurrence of a Release Event, the Company shall not, and shall not permit AES BVI II or any Guarantor, to incur, issue, assume or guarantee any Indebtedness for borrowed money represented by notes, bonds, debentures or other similar evidences of Indebtedness secured by a Lien (other than a Permitted Lien) on any Collateral, any Principal Property or any capital stock or Indebtedness held directly by the Company or any Subsidiary of the Company.

Following the occurrence of a Release Event, if the Company incurs, issues, assumes or guarantees any Indebtedness for borrowed money represented by notes, bonds, debentures or other similar evidences of Indebtedness secured by a Lien (other than a Permitted Post-Release Lien) on any Principal Property or any capital stock or Indebtedness held directly by the Company or any Subsidiary of the Company, the Company shall secure each series of Notes equally and ratably with (or prior to) such Indebtedness, so long as such Indebtedness shall be so secured, unless after giving effect thereto the aggregate amount of all such Indebtedness so secured (excluding Indebtedness secured by Permitted Post-Release Liens), together with all Attributable Debt in respect of sale and leaseback transactions involving Principal Properties, would not exceed 15% of the Consolidated Net Assets of the Company.

Any Lien created for the benefit of the Holders of Notes pursuant to the second paragraph of this Section 4.05 [Liens] shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the release and discharge of the Lien that gave rise to the obligation to secure the Notes.

Section 4.06        Restrictions on Sales and Leasebacks.

Following the occurrence of a Release Event, the Company shall not enter into any sale and leaseback transaction involving any Principal Property, the acquisition or completion of construction and commencement of full operation of which has occurred more than 180 days prior thereto, unless (a) the Company could incur a Lien on such property under the restrictions described in Section 4.05 [Liens] hereof in an amount equal to the Attributable Debt with respect to the sale and leaseback transaction without equally and ratably securing the Notes or (b) the Company, within 180 days after the sale or transfer by the Company, applies to the retirement of its Funded Debt an amount equal to the greater of (i) the net proceeds of the sale of the Principal Property sold and leased pursuant to such arrangement or (ii) the fair market value of the Principal Property so sold and leased as determined by the Board of Directors of the Company; provided that the amount to be applied to the retirement of Funded Debt of the Company shall be reduced by (A) the principal amount of any Notes delivered within 180 days after such sale or transfer to the Trustee for retirement and cancellation, and (B) the principal amount of Funded Debt, other than the Notes, voluntarily retired by the Company within 180 days after such sale or transfer; provided, further, that no retirement referred to in this clause (b) may be effected by payment at maturity or pursuant to any mandatory sinking fund payment or any mandatory prepayment provision.

Section 4.07        Repurchase of Notes Upon a Change of Control Triggering Event.

(a)       Upon a Change of Control Triggering Event, each holder of each series of Notes shall have the right to require that the Company repurchase such holder’s Notes at a repurchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to, but not including, the date of repurchase.

(b)       Within 30 days following any Change of Control Triggering Event, the Company shall send a notice to each Holder of each series of Notes with a copy to the Trustee stating:

(1)       that a Change of Control Triggering Event has occurred and that such Holder has the right to require the Company to repurchase such Holder’s Notes at a repurchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to, but not including, the date of repurchase (the “Change of Control Offer”),

(2)       the circumstances and relevant facts regarding such Change of Control Triggering Event (including information with respect to pro forma historical income, cash flow and capitalization after giving effect to such Change of Control Triggering Event),

(3)       the repurchase date (which shall be not earlier than 30 days or later than 60 days from the date such notice is sent) (the “Repurchase Date”),

(4)       that any Notes not tendered shall continue to accrue interest,

(5)       that any Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Repurchase Date, unless the Company defaults in depositing the purchase amount,

(6)       that Holders electing to have a Note purchased pursuant to a Change of Control Offer will be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Notes completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Repurchase Date,

(7)       that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the third Business Day (or such shorter periods as may be required by applicable law) preceding the Repurchase Date, a electronic image scan, facsimile or written letter setting forth the name of the Holder, the principal amount of Notes the Holder delivered for purchase, and a statement that such Holder is withdrawing his election to have such Notes purchased, and

(8)       that Holders which elect to have their Notes purchased only in part will be issued new Notes in a principal amount equal to the

(9)       unpurchased portion of the Notes surrendered.

(c)       On the Repurchase Date, the Company shall (i) accept for payment Notes of each series or portions thereof tendered pursuant to the Change of Control Offer; (ii) deposit with the Trustee money sufficient to pay the purchase price of all Notes of each series or portions thereof so tendered and (iii) deliver or cause to be delivered to the Trustee, Notes so accepted together with an Officers’ Certificate identifying the Notes of each series or portions thereof tendered to the Company.

(d)       The Trustee shall promptly deliver to the Holders of the Notes so accepted payment in an amount equal to the purchase price, and promptly authenticate and deliver to such Holders a new Note in a principal amount equal to any unpurchased portion of the Notes surrendered (or through book-entry transfer for Global Notes). The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Repurchase Date. Neither the Trustee nor any Paying Agent shall be responsible for monitoring the Company’s rating status, making any request upon any Rating Agency, or determining whether any Rating Event based upon the rating of the Notes by any Rating Agency has occurred.

(e)       The Company shall comply with all applicable tender offer rules, including without limitation Rule 14e-1 under the Exchange Act, in connection with a Change of Control Offer.

Section 4.08        Additional Subsidiary Guarantees.

If,

(1)       the Company or any of its Subsidiaries acquires or creates another Subsidiary after the date of this Indenture and such Subsidiary Guarantees any obligations of the Company under the Credit Agreement, or

(2)       any Subsidiary that does not Guarantee any obligations of the Company under the Credit Agreement as of the date of this Indenture subsequently Guarantees any obligations of the Company under the Credit Agreement, or

(3)       if there is no Indebtedness of the Company outstanding under the Credit Agreement at that time, any Subsidiary of the Company (including any newly acquired or created Subsidiary) Guarantees any obligations with respect to any Additional Indebtedness, then such newly acquired or created Subsidiary or Subsidiary that subsequently Guarantees obligations under the Credit Agreement or Additional Indebtedness, as the case may be, shall become a Guarantor of the Notes and execute a supplemental indenture in the form attached hereto as Exhibit E and deliver an Opinion of Counsel satisfactory to the Trustee within 60 days of the date on which it was acquired or created or guaranteed other Indebtedness for borrowed money of the Company, as the case may be.

ARTICLE 5

Successors

Section 5.01        Merger, Consolidation or Sale of Assets.

The Company shall not consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its property and assets (as an entirety or substantially as an entirety in one transaction or a series of related transactions) to, any Person (other than a consolidation with or merger with or into a Subsidiary or a sale, conveyance, transfer, lease or other disposition to a Subsidiary) or permit any Person to merge with or into the Company unless (1) either (x) the Company shall be the continuing Person or (y) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or to which properties and assets of the Company shall be a solvent corporation organized and validly existing under the laws of the United States of America or any state thereof or the District of Columbia and shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, all of the obligations of the Company on all of the Notes and under this Indenture and the Company shall have delivered to the Trustee (A) an Opinion of Counsel stating that such consolidation, merger or transfer and such supplemental indenture complies with this provision and that all conditions precedent provided for herein relating to such transaction have been complied with and that such supplemental indenture constitutes the legal, valid and binding obligation of the Company or such successor enforceable against such entity in accordance with its terms, subject to customary exceptions and (B) an Officers’ Certificate to the effect that immediately after giving effect to such transaction, no Event of Default or default shall have occurred and be continuing; and (2) prior to a Release Event, to the extent any assets of the

Person which is merged, consolidated or amalgamated with or into the Person formed by or surviving any such consolidation or merger (if other than the Company) are assets of the type which would constitute Collateral under the Shared Collateral Documents, the Person formed by or surviving any such consolidation or merger (if other than the Company) will take such action as may be reasonably necessary to cause such property and assets to be made subject to the Lien of the Shared Collateral Documents in the manner and to the extent required in this Indenture or any of the Shared Collateral Documents and shall take all reasonably necessary action so that such Lien is perfected to the extent required by the Shared Collateral Documents.

Section 5.02        Successor Corporation Substituted.

Upon any consolidation or merger, or any sale, conveyance, transfer, lease or other disposition of all or substantially all of the property and assets of the Company in accordance with Section 5.01 [Merger, Consolidation or Sale of Assets] herein, the successor Person formed by such consolidation or into which the Company is merged or to which such sale, conveyance, transfer, lease or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein.

ARTICLE 6

Defaults and Remedies

Section 6.01        Events of Default.

An “Event of Default” shall occur with respect to the Notes of a series if:

(1)       the Company defaults in the payment of the Principal of any Note of such series when the same becomes due and payable at maturity, upon acceleration, redemption or mandatory repurchase, or otherwise;

(2)       the Company defaults in the payment of interest on any Note of such series when the same becomes due and payable, and such default continues for a period of 30 days;

(3)       the Company defaults in the performance of or breaches any other covenant or agreement of the Company in this Indenture with respect to any Note of such series or in the Notes of such series and such default or breach continues for a period of 60 consecutive days after written notice to the Company by the Trustee or to the Company and the Trustee by the Holders of 25% or more in aggregate principal amount of the Notes of all series affected thereby;

(4)       a court having jurisdiction in the premises shall enter a decree or order for (i) relief in respect of the Company or any of its Material Subsidiaries in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (ii) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator, or similar official of the Company or any of its Material Subsidiaries or for all or substantially all of the property and assets of the Company or any of its Material Subsidiaries or (iii) the winding up or liquidation of the affairs of the Company or any of its Material Subsidiaries, and, in each case, such decree or order shall remain unstayed and in effect for a period of 60 consecutive days;

(5)       the Company or any of its Material Subsidiaries (A) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (B) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any of its Material Subsidiaries or for all or substantially all of the property and assets of the Company or any of its Material Subsidiaries or (C) effects any general assignment for the benefit of creditors;

(6)       an event of default, as defined in any indenture or instrument evidencing or under which the Company has as of the date of this Indenture or shall thereafter have outstanding any indebtedness, shall happen and be continuing and either (i) such default results from the failure to pay the principal of such indebtedness in excess of $50 million at final maturity of such indebtedness or (ii) as a result of such default the maturity of such indebtedness shall have been accelerated so that the same shall be or become due and payable prior to the date on which the same would otherwise have become due and payable, and such acceleration shall not be rescinded or annulled within 60 days and the principal amount of such indebtedness, together with the principal amount of any other indebtedness of the Company in default, or the maturity of which has been accelerated, aggregates $50 million or more; provided that the Trustee shall not be charged with knowledge of any such default unless written notice thereof shall have been given to a Responsible Officer of the Trustee by the Company, by the holder or an agent of the holder of any such indebtedness, by the trustee then acting under any indenture or other instrument under which such default shall have occurred, or by the Holders of not less than 25% in the aggregate principal amount of such series of Notes at the time outstanding; and provided, further, that if such default shall be remedied or cured by the Company or waived by the requisite number of percentage of holders of such indebtedness as provided in such indenture or instrument, then the Event of Default described under this Indenture shall be deemed likewise to have been remedied, cured or waived without further action on the part of the Trustee, any Holder of Notes or any other person.

(7)       other than by reason of the satisfaction in full of all obligations under this Indenture and discharge of this Indenture with respect to the Notes of such series or the release of such Collateral with respect to the Notes of such series in accordance with the terms of this Indenture and the Shared Collateral Documents,

(A)       any security interest with respect to Collateral having a fair market value in excess of 5% of Total Assets, individually or in the aggregate, shall, at any time, cease to be a valid and perfected security interest or shall be declared invalid or unenforceable and any such default continues for 30 days after notice of such default shall have been given to the Company by the Trustee or the holders of at least 25% in aggregate principal amount of the Notes of such series that are outstanding, except to the extent that any such default results from the failure of the Collateral Trustee to maintain possession of certificates, promissory notes or other instruments actually delivered to it representing securities pledged under the Shared Collateral Documents; or

(B)       the Company, AES BVI II or any Guarantor of the Notes of such series shall assert, in any pleading in any court of competent jurisdiction, that any Subsidiary Guarantee or any security interest under any Shared Collateral Document is invalid or unenforceable.

Section 6.02        Acceleration.

(a)       If an Event of Default (other than as described in clauses (4) or (5) of Section 6.01 [Events of Default] with respect to the Company) with respect to the Notes of any series then outstanding occurs and is continuing, then, and in each and every such case, except for any series of Notes the principal of which shall have already become due and payable, either the Trustee or the Holders of not less than 25% in aggregate principal amount of the Notes of any such affected series then outstanding hereunder (each such series treated as a separate class) by notice in writing to the Company (and to the Trustee if given by Holders of the Notes), may, and the Trustee at the request of such Holders shall, declare the entire Principal of all Notes of such affected series, and the interest accrued thereon, if any, to be due and payable immediately, and upon any such declaration the same shall become immediately due and payable.

(b)       Subject to the terms of the Shared Collateral Documents, if an Event of Default described in clause (4) or (5) of Section 6.01 [Events of Default] occurs and is continuing with respect to the Company, then the Principal of all the Notes then outstanding and interest accrued thereon, if any, shall ipso facto be and become immediately due and payable, without any declaration or other action by any Holder or the Trustee.

The foregoing provisions, however, are subject to the condition that if, at any time after the principal of the Notes of any series (or of all the Notes, as the case may be) shall have been so declared due and payable, and before any judgment or decree for the payment of the moneys due shall have been obtained or entered as hereinafter provided, the Company shall pay or shall deposit with the Trustee a sum sufficient to pay all matured installments of interest upon all the Notes of each such series (or of all the Notes, as the case may be) and the principal of any and all Notes of each such series (or of all the Notes, as the case may be) which shall have become due otherwise than by acceleration (with interest upon such principal and, to the extent that payment of such interest is enforceable under applicable law, on overdue installments of interest, at the same rate as the rate of interest specified in the Notes of each such series to the date of such payment or deposit) and such amount as shall be sufficient to cover all amounts owing the Trustee under Section 7.01 [General], and if any and all Events of Default under the Indenture, other than the non-payment of the principal of Notes which shall have become due by acceleration, shall have been cured, waived or otherwise remedied as provided herein, then and in every such case the Holders of a majority in aggregate principal amount of all the then outstanding Notes of all such series that have been accelerated (voting as a single class), by written notice to the Company and to the Trustee, may waive all defaults with respect to all such series (or with respect to all the Notes, as the case may be) and rescind and annul such declaration and its consequences, but no such waiver or rescission and annulment shall extend to or shall affect any subsequent default or shall impair any right consequent thereon.

Section 6.03        Other Remedies.

If a payment default or an Event of Default with respect to the Notes of any series occurs and is continuing, the Trustee may pursue, in its own name or as trustee of an express trust, any available remedy by proceeding at law or in equity to collect the payment of principal of and interest on the Notes of such series or to enforce the performance of any provision of the Notes of such series or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.

Section 6.04        Waiver of Past Defaults.

Subject to Sections 6.02 [Acceleration], 6.07 [Rights of Holders of Notes to Receive Payment] and 9.02 [With Consent of Holders of Notes], the Holders of at least a majority in principal amount of the outstanding Notes of all series affected (voting as a single class), by written notice to the Trustee, may waive an existing default or Event of Default with respect to the Notes of such series and its consequences, except a default in the payment of Principal of or interest on any Note as specified in clauses (1) or (2) of Section 6.01 [Events of Default] or in respect of a covenant or provision of this Indenture which cannot be modified or amended without the consent of the Holder of each outstanding Note affected. Upon any such waiver, such default shall cease to exist, and any Event of Default with respect to the Notes of such series arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default Event of Default or impair any right consequent thereto.

Section 6.05        Control by Majority.

Subject to the terms of the Shared Collateral Documents and Sections 7.01 [General] and 7.02(e) [Certain Rights of Trustee], the Holders of at least a majority in aggregate principal amount of the outstanding Notes of the series affected (voting as a single class) may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Notes of such series by this Indenture; provided, that the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that may involve the Trustee in personal liability or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders of such series not joining in the giving of such direction; and provided further, that the Trustee may take any other action it deems proper that is not inconsistent with any directions received from Holders of such series of Notes pursuant to this Section 6.05 [Control by Majority].

Section 6.06        Limitation on Suits.

No Holder of any Note of any series may institute any proceeding, judicial or otherwise, with respect to this Indenture or the Notes of such series, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(1)       such Holder has previously given to the Trustee written notice of a continuing Event of Default with respect to the Notes of such series;

(2)       the Holders of at least 25% in aggregate principal amount of outstanding Notes of such series shall have made written request to the Trustee to pursue the remedy;

(3)       such Holder or Holders have offered and, if requested, provided to the Trustee indemnity reasonably satisfactory to the Trustee against any costs, liabilities or expenses to be incurred in compliance with such request;

(4)       the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

(5)       during such 60-day period, the Holders of a majority in aggregate principal amount of the outstanding Notes of such series have not given the Trustee a direction that is inconsistent with such written request.

A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over such other Holder, it being understood that the Trustee shall not have an affirmative duty to ascertain whether such action or inaction is prejudicial to Holders.

Section 6.07        Rights of Holders of Notes to Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of Principal of or interest, if any, on such Holder’s Note on or after the respective due dates expressed on such Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.08        Collection Suit by Trustee.

If an Event of Default with respect to the Notes of any series in payment of Principal or interest specified in clause (1) or (2) of Section 6.01 [Events of Default] occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of Principal of, and accrued interest remaining unpaid on, together with interest on overdue Principal of, and, to the extent that payment of such interest is lawful, interest on overdue installments of interest on, the Notes of such series, in each case at the rate specified in such Notes, and such further amount as shall be sufficient to cover all amounts owing the Trustee under Section 7.06 [Compensation and Indemnity].

Section 6.09        Trustee May File Proofs of Claims.

The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for amounts due the Trustee under Section 7.06 [Compensation and Indemnity]) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor on the Notes), its creditors or its property and shall be entitled and empowered to collect and receive any moneys, securities or other property payable or deliverable upon conversion or exchange of the Notes or upon any such claims and to distribute the same, and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it under Section 7.06 [Compensation and Indemnity]. Nothing herein contained shall be deemed to empower the Trustee to authorize or consent to, or accept or adopt on behalf of any Holder, any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10        Priorities.

Any moneys collected by the Trustee pursuant to this Article in respect of the Notes of any series shall be applied in the following order at the date or dates fixed by the Trustee and, in case of the distribution of such moneys on account of Principal or interest, upon presentation of the several Notes and coupons appertaining to such Notes in respect of which moneys have been collected and noting thereon the payment, or issuing Notes of such series and tenor in reduced principal amounts in exchange for the presented Notes of such series and tenor if only partially paid, or upon surrender thereof if fully paid:

FIRST: To the payment of all amounts due the Trustee under Section 7.06 [Compensation and Indemnity] applicable to the Notes of such series in respect of which moneys have been collected;

SECOND: In case the principal of the Notes of such series in respect of which moneys have been collected shall not have become and be then due and payable, to the payment of interest on the Notes of such series in default in the order of the maturity of the installments of such interest, with interest (to the extent that such interest has been collected by the Trustee) upon the overdue installments of interest at the same rate as the rate of interest specified in such Notes, such payments to be made ratably to the persons entitled thereto, without discrimination or preference;

THIRD: In case the principal of the Notes of such series in respect of which moneys have been collected shall have become and shall be then due and payable, to the payment of the whole amount then owing and unpaid upon all the Notes of such series for Principal and interest, with interest upon the overdue Principal, and (to the extent that such interest has been collected by the Trustee) upon overdue installments of interest at the same rate as the rate of interest specified in the Notes of such series; and in case such moneys shall be insufficient to pay in full the whole amount so due and unpaid upon the Notes of such series, then to the payment of such Principal and interest, without preference or priority of Principal over interest, or of interest over Principal, or of any installment of interest over any other installment of interest, or of any Note of such series over any other Note of such series, ratably to the aggregate of such Principal and accrued and unpaid interest; and

FOURTH: To the payment of the remainder, if any, to the Company or any other person lawfully entitled thereto determined by a court of competent jurisdiction in a final non-appealable judgment.

Section 6.11        Restoration of Rights and Remedies.

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then, and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored to their former positions hereunder and thereafter all rights and remedies of the Company, Trustee and the Holders shall continue as though no such proceeding had been instituted.

Section 6.12        Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, in either case in respect to the Notes of any series, a court may require any party litigant in such suit (other than the Trustee) to file an undertaking to pay the costs of the suit, and the court may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant (other than the Trustee) in the suit having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.12 [Undertaking for Costs] does not apply to a suit by a Holder pursuant to Section 6.07 [Rights of Holders to Receive Payment] or a suit by Holders of more than 10% in principal amount of the outstanding Notes of such series.

Section 6.13        Rights and Remedies Cumulative.

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or wrongfully taken Notes in Section 2.08 [Replacement Notes], no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 6.14        Delay or Omission Not Waiver.

No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article 6 [DEFAULTS AND REMEDIES] or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

ARTICLE 7

Trustee

Section 7.01        General.

The duties and responsibilities of the Trustee shall be as set forth herein. Notwithstanding the foregoing, no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, unless it receives indemnity satisfactory to it against any loss, liability or expense. Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Article 7.

Section 7.02        Certain Rights of Trustee.

(a)       the Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, Officers’ Certificate, Opinion of Counsel (or both), statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper person or persons. The Trustee need not investigate any fact or matter stated in the document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit;

(b)       before the Trustee acts or refrains from acting, it may require an Officers’ Certificate and/or an Opinion of Counsel, which shall conform to Section 13.03 [Statements Required in Certificate or Opinion]. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion. Subject to Sections 7.01 [General] and 7.02 [Certain Rights of Trustee], whenever in the administration of the trusts of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence or bad faith on the part of the Trustee, be deemed to be conclusively proved and established by an Officers’ Certificate delivered to the Trustee, and such certificate, in the absence of negligence or bad faith on the part of the Trustee, shall be full warrant to the Trustee for any action taken, suffered or omitted by it under the provisions of this Indenture upon the faith thereof;

(c)       the Trustee may act through its attorneys and agents not regularly in its employ and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care;

(d)       any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an Officers’ Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any Board Resolution may be evidenced to the Trustee by a copy thereof certified by the Secretary or an Assistant Secretary of the Company;

(e)       the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction;

(f)       the Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers or for any action it takes or omits to take in accordance with the direction of the Holders in accordance with Section 6.05 [Control by Majority] relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture;

(g)       the Trustee may consult with counsel of its selection and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(h)       prior to the occurrence of an Event of Default hereunder and after the curing or waiving of all Events of Default, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, Officers’ Certificate, Opinion of Counsel, Board Resolution, statement, instrument, opinion, report, notice, request, consent, order, approval, appraisal, bond, debenture, note, coupon, security, or other paper or document unless requested in writing so to do by the Holders of not less than a majority in aggregate principal amount of the Notes of all series affected then outstanding; provided that, if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require reasonable indemnity satisfactory to it against such expenses or liabilities as a condition to proceeding; and

(i)       the Trustee shall not incur any liability for not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the control of the Trustee (including but not limited to any act or provision of any present or future law or regulation or governmental authority, any act of God or war, civil unrest, local or national disturbance or disaster, public health emergency, any act of terrorism, or the unavailability of the Federal Reserve Bank wire or facsimile or other wire or communication facility).

Section 7.03        Individual Rights of Trustee.

The Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not the Trustee. Any Agent may do the same with like rights.

Section 7.04        Trustee’s Disclaimer.

The recitals contained herein and in the Notes (except the Trustee’s certificate of authentication) shall be taken as statements of the Company and not of the Trustee and the Trustee assumes no responsibility for the correctness of the same. Neither the Trustee nor any of its agents (i) makes any representation as to the validity or adequacy of this Indenture or the Notes and (ii) shall be accountable for the Company’s use or application of the proceeds from the Notes.

Section 7.05        Notice of Default.

If any default with respect to the Notes of any series occurs and is continuing and if such default is known to the actual knowledge of a Responsible Officer of the Trustee, the Trustee shall give to each Holder of Notes of such series notice of such default within 90 days after it occurs, unless such default shall have been cured or waived before the mailing or publication of such notice; provided, however, that, except in the case of a default in the payment of the Principal of or interest on any Note, the Trustee shall be protected in withholding such notice if the Trustee in good faith determines that the withholding of such notice is in the interests of the Holders.

Section 7.06        Compensation and Indemnity.

The Company shall pay to the Trustee such compensation as shall be agreed upon in writing from time to time for its services. The compensation of the Trustee shall not be limited by any law on compensation of a Trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses, disbursements and advances incurred or made by the Trustee. Such expenses shall include the reasonable compensation and expenses of the Trustee’s agents, counsel and other persons not regularly in its employ.

The Company shall indemnify the Trustee for, and hold it harmless against, any loss or liability or expense incurred by it without negligence or bad faith on its part arising out of or in connection with the acceptance or administration of this Indenture and the Notes or the issuance of the Notes or of series thereof or the trusts hereunder and the performance of duties under this Indenture and the Notes, including the costs and expenses of enforcing this Section 7.06 [Compensation and Indemnity], defending itself against or investigating any claim or liability and of complying with any process served upon it or any of its officers in connection with the exercise or performance of any of its powers or duties under this Indenture and the Notes.

To secure the Company’s payment obligations in this Section 7.06 [Compensation and Indemnity], the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee, in its capacity as Trustee, except money or property held in trust to pay Principal of, and interest on particular Notes.

The obligations of the Company under this Section to compensate and indemnify the Trustee and each predecessor Trustee and to pay or reimburse the Trustee and each predecessor Trustee for expenses, disbursements and advances shall constitute additional indebtedness hereunder and shall survive the satisfaction and discharge of this Indenture or the rejection, termination of this Indenture under bankruptcy law and the removal or resignation of the Trustee. Such additional indebtedness shall be a senior claim to that of the Notes upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the Holders of particular Notes or coupons, and the Notes are hereby subordinated to such senior claim. If the Trustee renders services and incurs expenses following an Event of Default under Section 6.01(4) [Events of Default] or Section 6.01(5) [Events of Default] hereof, the parties hereto and the holders by their acceptance of the Notes hereby agree that such expenses are intended to constitute expenses of administration under any bankruptcy law.

Section 7.07        Replacement of Trustee.

A resignation or removal of the Trustee as Trustee with respect to the Notes of any series and appointment of a successor Trustee as Trustee with respect to the Notes of any series shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.07 [Replacement of Trustee].

The Trustee may resign as Trustee with respect to the Notes of any series at any time by so notifying the Company in writing. The Holders of a majority in principal amount of the outstanding Notes of any series may remove the Trustee as Trustee with respect to the Notes of such series by so notifying the Trustee in writing and may appoint a successor Trustee with respect thereto with the consent of the Company. The Company may remove the Trustee as Trustee with respect to the Notes of any series if: (i) the Trustee is no longer eligible under Section 7.09 [Eligibility] herein; (ii) the Trustee is adjudged a bankrupt or insolvent; (iii) a receiver or other public officer takes charge of the Trustee or its property; or (iv) the Trustee becomes incapable of acting.

If the Trustee resigns or is removed as Trustee with respect to the Notes of any series, or if a vacancy exists in the Corporate Trust Office of Trustee with respect to the Notes of any series for any reason, the Company shall promptly appoint a successor Trustee with respect thereto. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the outstanding Notes of such series may appoint a successor Trustee in respect of such Notes to replace the successor Trustee appointed by the Company. If the successor Trustee with respect to the Notes of any series does not deliver its written acceptance required by the next succeeding paragraph of this Section 7.07 [Replacement of Trustee] within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in principal amount of the outstanding Notes of such series may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect thereto.

A successor Trustee with respect to the Notes of any series shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after the delivery of such written acceptance, subject to the lien provided for in Section 7.06 [Compensation and Indemnity], (i) the retiring Trustee shall transfer all property held by it as Trustee in respect of the Notes of such series to the successor Trustee, (ii) the resignation or removal of the retiring Trustee in respect of the Notes of such series shall become effective and (iii) the successor Trustee shall have all the rights, powers and duties of the Trustee in respect of the Notes of such series under this Indenture. A successor Trustee shall mail notice of its succession to each Holder of Notes of such series.

Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in the preceding paragraph.

The Company shall give notice of any resignation and any removal of the Trustee with respect to the Notes of any series and each appointment of a successor Trustee in respect of the Notes of such series to all Holders of Notes of such series. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

Notwithstanding replacement of the Trustee with respect to the Notes of any series pursuant to this Section 7.07 [Replacement of Trustee], the Company’s obligations under Section 7.06 [Compensation and Indemnity] shall continue for the benefit of the retiring Trustee.

Section 7.08        Successor Trustee by Merger, Etc.

If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or national banking association, the resulting, surviving or transferee corporation or national banking association without any further act shall be the successor Trustee with the same effect as if the successor Trustee had been named as the Trustee herein.

Section 7.09        Eligibility.

The Trustee shall have a combined capital and surplus of at least $25,000,000 as set forth in its most recent published annual report of condition.

Section 7.10        Money Held in Trust.

The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law and except for money held in trust under Article 8 [LEGAL DEFEASANCE AND COVENANT DEFEASANCE] of this Indenture.

ARTICLE 8

Legal Defeasance and Covenant Defeasance

Section 8.01        Option to Effect Legal Defeasance or Covenant Defeasance.

The Company may at any time, at the option of its Board of Directors evidenced by a resolution set forth in an Officers’ Certificate, elect to have either Section 8.02 [Legal Defeasance and Discharge] or 8.03 [Covenant Defeasance] hereof be applied to all outstanding Notes of a series upon compliance with the conditions set forth below in this Article 8 [LEGAL DEFEASANCE AND COVENANT DEFEASANCE].

Section 8.02        Legal Defeasance and Discharge.

Upon the Company’s exercise under Section 8.01 [Option to Effect Legal Defeasance or Covenant Defeasance] hereof of the option applicable to this Section 8.02 [Legal Defeasance and Discharge], the Company and each of the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04 [Conditions to Legal or Covenant Defeasance] hereof, be deemed to have been discharged from their obligations with respect to all outstanding Notes of a series (including the Subsidiary Guarantees) on the date the conditions set forth in Section 8.04 [Conditions to Legal or Covenant Defeasance] hereof are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Company and the Guarantors shall be deemed to have paid and discharged the entire

Indebtedness represented by the outstanding Notes of such series (including the Subsidiary Guarantees), which will thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 [Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions] hereof and the other Sections of this Indenture referred to in clauses (1) and (2) below, and to have satisfied all their other obligations under such Notes of such series , the Subsidiary Guarantees and this Indenture (and the Trustee, on written demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which will survive until otherwise terminated or discharged hereunder:

(1)       the rights of Holders of outstanding Notes of such series to receive payments in respect of the principal of, premium, if any, or interest on such Notes of such series when such payments are due from the trust referred to in Section 8.04 [Conditions to Legal or Covenant Defeasance] hereof;

(2)       the Company’s obligations with respect to such Notes of such series under Article 2 [THE NOTES] and Section 4.02 [Maintenance of Office or Agency] hereof;

(3)       the rights, powers, trusts, duties, indemnities and immunities of the Trustee hereunder, and the Company’s and the Guarantors’ obligations in connection therewith; and

(4)       this Article 8 [LEGAL DEFEASANCE AND COVENANT DEFEASANCE].

Subject to compliance with this Article 8 [LEGAL DEFEASANCE AND COVENANT DEFEASANCE], the Company may exercise its option under this Section 8.02 [Legal Defeasance and Discharge] notwithstanding the prior exercise of its option under Section 8.03 [Covenant Defeasance] hereof.

Section 8.03        Covenant Defeasance.

Upon the Company’s exercise under Section 8.01 [Option to Effect Legal Defeasance or Covenant Defeasance] hereof of the option applicable to this Section 8.03 [Covenant Defeasance], the Company and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04 [Conditions to Legal or Covenant Defeasance] hereof, be released from each of their obligations under Sections 4.05 [Liens], 4.06 [Restrictions on Sales and Leasebacks], 4.07 [Repurchase of Notes Upon a Change of Control Triggering Event] and 4.08 [Additional Subsidiary Guarantees] hereof with respect to the outstanding Notes of a series on and after the date the conditions set forth in Section 8.04 [Conditions to Legal or Covenant Defeasance] hereof are satisfied (hereinafter, “Covenant Defeasance”), and the Notes of such series will thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but will continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes of such series will not be deemed outstanding for accounting purposes). For this purpose, Covenant

Defeasance means that, with respect to the outstanding Notes of a series and Subsidiary Guarantees, the Company and the Guarantors may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply will not constitute an Event of Default under Section 6.01 [Events of Default] hereof, but, except as specified above, the remainder of this Indenture and such Notes of such series and Subsidiary Guarantees shall be unaffected thereby. In addition, upon the Company’s exercise under Section 8.01 [Option to Effect Legal Defeasance or Covenant Defeasance] hereof of the option applicable to this Section 8.03 [Covenant Defeasance], subject to the satisfaction of the conditions set forth in Section 8.04 [Conditions to Legal or Covenant Defeasance] hereof, Sections 6.01(3) [Events of Default], (6) and (7) hereof shall not constitute Events of Default.

Section 8.04        Conditions to Legal or Covenant Defeasance.

In order to exercise either Legal Defeasance or Covenant Defeasance under either Section 8.02 [Legal Defeasance and Discharge] or 8.03 [Covenant Defeasance] hereof:

(1)       the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm, or firm of independent public accountants, to pay the principal of, premium, if any, and interest on, the outstanding Notes of a series on the stated date for payment thereof or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes of such series are being defeased to such stated date for payment or to a particular redemption date;

(2)       in the case of an election under Section 8.02 [Legal Defeasance and Discharge] hereof, the Company must deliver to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that:

(A)       the Company has received from, or there has been published by, the Internal Revenue Service a ruling; or

(B)       since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes of such series will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3)       in the case of an election under Section 8.03 [Covenant Defeasance] hereof, the Company must deliver to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes of a series will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)       no Event of Default shall have occurred and is continuing on the date of such deposit (other than an Event of Default resulting from the borrowing of funds to be applied to such deposit (and any similar concurrent deposit relating to other Indebtedness), and the granting of Liens to secure such borrowings);

(5)       such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture and the agreements governing any other Indebtedness being defeased, discharged or replaced) to which the Company or any of the Guarantors is a party or by which the Company or any of the Guarantors is bound;

(6)       the Company must deliver to the Trustee an Officers’ Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Notes of a series over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding any creditors of the Company or others; and

(7)       the Company must deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Section 8.05        Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions.

Subject to Section 8.06 [Repayment to Company] hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05 [Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions], the “Trustee”) pursuant to Section 8.04 [Conditions to Legal or Covenant Defeasance] hereof in respect of the outstanding Notes of a series shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes of such series and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of such series of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 [Conditions to Legal or Covenant Defeasance] hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes of such series.

Notwithstanding anything in this Article 8 [LEGAL DEFEASANCE AND COVENANT DEFEASANCE] to the contrary, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government Securities held by it as provided in Section 8.04 [Conditions to Legal or Covenant Defeasance] hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(1) [Conditions to Legal or Covenant Defeasance] hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06        Repayment to Company.

Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on, any Note and remaining unclaimed for two years after such principal, premium, if any, or interest has become due and payable shall be paid to the Company on its written request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter be permitted to look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining shall be repaid to the Company.

Section 8.07        Reinstatement.

If the Trustee or Paying Agent is unable to apply any U.S. dollars or non-callable Government Securities in accordance with Section 8.02 [Legal Defeasance and Discharge] or 8.03 [Covenant Defeasance] hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s and the Guarantors’ obligations under this Indenture and the Notes and the Subsidiary Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 [Legal Defeasance and Discharge] or 8.03 [Covenant Defeasance] hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 [Legal Defeasance and Discharge] or 8.03 [Covenant Defeasance] hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, or interest on, any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE 9

Amendment, Supplement and Waiver

Section 9.01        Without Consent of Holders of Notes.

The Company, the Guarantors (as applicable) and the Trustee may amend or supplement this Indenture or the Notes of any series without notice to or the consent of any Holder:

(1)       to cure ambiguities, defects, or inconsistencies in this Indenture;

(2)       to provide for uncertificated and to make all appropriate changes for such purpose;

(3)       to comply with Article 5 [SUCCESSORS];

(4)       to make any change that would provide any additional rights or benefits to the Holders of the Notes of such series or that does not materially adversely affect the legal rights under this Indenture of any such Holder;

(5)       to conform the text of this Indenture or the Notes of such series to any provision of the “Description of the Notes” section of the Company’s Offering Memorandum dated May 15, 2020, relating to the initial offering of the Notes of such series;

(6)       to evidence and provide for the acceptance and appointment under this Indenture of a successor Trustee pursuant to the requirements hereof;

(7)       to provide for the issuance of Additional Notes and other Notes in accordance with the limitations set forth in this Indenture as of the date hereof;

(8)       to allow any Guarantor to execute a supplemental indenture and/or a Subsidiary Guarantee with respect to the Notes of such series;

(9)       to add Collateral with respect to any or all of the Notes;

(10)       in the case of any Shared Collateral Document, to include therein any legend required to be set forth therein pursuant to the Collateral Trust Agreement or to modify any such legend as required by the Collateral Trust Agreement;

(11)       to release Collateral from the Lien securing the Notes when permitted or required by the Shared Collateral Documents or the Indenture;

(12)       to enter into any intercreditor agreement having substantially similar terms with respect to the holders as those set forth in the Collateral Trust Agreement, or any joinder thereto; or

(13)       with respect to the Shared Collateral Documents or the Collateral Trust Agreement, as provided in the Collateral Trust Agreement (including to add or replace Other Debt Holders).

Section 9.02        With Consent of Holders of Notes.

Subject to Sections 6.04 [Waiver of Past Defaults] and 6.07 [Rights of Holders to Receive Payment], without prior notice to any Holders, the Company, the Guarantors (as applicable) and the Trustee may amend this Indenture and the Notes of any series with the written consent of the Holders of not less than a majority in aggregate principal amount of the outstanding Notes of all series affected by such amendment (all such series voting as a separate class), and the Holders of a majority in principal amount of the outstanding Notes of all series affected thereby (all such series voting as a separate class) by written notice to the Trustee may waive future compliance by the Company with any provision of this Indenture or the Notes of such series.

Notwithstanding the provisions of this Section 9.02 [With Consent of Holders of Notes], without the consent of each Holder affected thereby, an amendment or waiver, including a waiver pursuant to Section 6.04 [Waiver of Past Defaults], may not:

(1)       change the stated maturity of the Principal of, or any sinking fund obligation or any installment of interest on, such Holder’s Note;

(2)       reduce the Principal amount thereof or the rate of interest thereon;

(3)       reduce the above stated percentage of outstanding Notes the consent of whose holders is necessary to modify or amend this Indenture with respect to the Notes of the relevant series; and

(4)       reduce the percentage or aggregate principal amount of outstanding Notes of the relevant series the consent of whose Holders is required for any supplemental indenture, for any waiver of compliance with certain provisions of this Indenture or certain defaults and their consequences provided for in this Indenture.

A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Notes, or which modifies the rights of Holders of Notes of such series with respect to such covenant or provision, shall be deemed not to affect the rights under this Indenture of the Holders of Notes of any other series or of the coupons appertaining to such Notes.

It shall not be necessary for the consent of any Holder under this Section 9.02 [With Consent of Holders of Notes] to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

After an amendment, supplement or waiver under this Section 9.02 [With Consent of Holders of Notes] becomes effective, the Company shall give to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. The Company shall mail supplemental indentures to Holders upon request. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.

Notwithstanding the foregoing, without the consent of the Holders of at least 66 2/3% in aggregate principal amount of the Notes of a series then outstanding, no amendment or waiver may (A) make any change in any Shared Collateral Documents, the Collateral Trust Agreement or the provisions in this Indenture dealing with Collateral or application of trust proceeds of the Collateral with the effect of releasing the Liens on all or substantially all of the Collateral which secure the obligations in respect of the Notes of such series or (B) change or alter the priority of the Liens securing the obligations in respect of the Notes of such series in any material portion of the Collateral in any way adverse to the Holders of the Notes of such series in any material respect, other than, in each case, as provided under the terms of the Shared Collateral Documents or the Collateral Trust Agreement.

Section 9.03        Revocation and Effect of Consents.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the Note of the consenting Holder, even if notation of the consent is not made on any Note. However, any such Holder or subsequent Holder may revoke the consent as to its Note or portion of its Note. Such revocation shall be effective only if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver shall become effective with respect to any Notes affected thereby on receipt by the Trustee of written consents from the requisite Holders of outstanding Notes affected thereby.

The Company may, but shall not be obligated to, fix a record date (which may be not less than five nor more than 60 days prior to the solicitation of consents) for the purpose of determining the Holders of the Notes of any series affected entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then, notwithstanding the immediately preceding paragraph, those Persons who were such Holders at such record date (or their duly designated proxies) and only those Persons shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such Persons continue to be such Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

After an amendment, supplement or waiver becomes effective with respect to the Notes of any series affected thereby, it shall bind every Holder of such Notes unless it is of the type described in any of clauses (1) through (4) of Section 9.02 [With Consent of Holders of Notes]. In case of an amendment or waiver of the type described in clauses (1) through (4) of Section 9.02 [With Consent of Holders of Notes], the amendment or waiver shall bind each such Holder who has consented to it and every subsequent Holder of a Note that evidences the same indebtedness as the Note of the consenting Holder.

Section 9.04        Notation on or Exchange of Notes.

If an amendment, supplement or waiver changes the terms of any Note, the Trustee may require the Holder thereof to deliver it to the Trustee. The Trustee may place an appropriate notation on the Note about the changed terms and return it to the Holder and the Trustee may place an appropriate notation on any Note of such series thereafter authenticated. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new Note of the same series and tenor that reflects the changed terms.

Section 9.05        Trustee to Sign Amendments, etc.

The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article 9 [AMENDMENT, SUPPLEMENT AND WAIVER] is authorized or permitted by this Indenture, stating that all requisite consents have been obtained or that no consents are required and stating that such supplemental indenture constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to customary exceptions. Subject to the preceding sentence, the Trustee shall sign such amendment, supplement or waiver if the same does not adversely affect the rights of the Trustee. The Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver that affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

ARTICLE 10

Subsidiary Guarantees

Section 10.01        Guarantee.

(a)       Subject to this Article 10 [SUBSIDIARY GUARANTEES], if and to the extent any Subsidiary subsequently Guarantees obligations under the Credit Agreement or Additional Indebtedness, as the case may be, the Company will cause such Subsidiary to become a Guarantor of the Notes and execute a supplemental indenture in the form attached hereto as Exhibit E. Each of the Guarantors shall, jointly and severally, unconditionally guarantee to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Company hereunder or thereunder, that:

(1)       the principal of, premium, if any, and interest on, the Notes shall be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of, premium, if any, and interest on, the Notes, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

(2)       in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately. Each Guarantor shall agree that this is a guarantee of payment and not a guarantee of collection.

(b)       The Guarantors shall agree that their obligations hereunder are unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor shall waive diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenant that this Subsidiary Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.

(c)       If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by either to the Trustee or such Holder, this Subsidiary Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

(d)       Each Guarantor shall agree that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor shall further agree that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (1) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 [DEFAULTS AND REMEDIES] hereof for the purposes of this Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such obligations as provided in Article 6 [DEFAULTS AND REMEDIES] hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Subsidiary Guarantee. The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Subsidiary Guarantee.

Section 10.02        Limitation on Guarantor Liability.

Each Guarantor shall confirm, and by its acceptance of Notes, each Holder hereby confirms, that it is the intention of all such parties that the Subsidiary Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of bankruptcy law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Subsidiary Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor shall be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 10 [SUBSIDIARY GUARANTEES], result in the obligations of such Guarantor under its Subsidiary Guarantee not constituting a fraudulent transfer or conveyance.

Section 10.03        Execution and Delivery of Subsidiary Guarantee.

Each Guarantor shall agree that its Subsidiary Guarantee set forth in Section 10.01 [Guarantee] hereof shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Subsidiary Guarantee.

If an Officer whose signature is on this Indenture or on the Subsidiary Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Subsidiary Guarantee is endorsed, the Subsidiary Guarantee shall be valid nevertheless.

The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Subsidiary Guarantee set forth in this Indenture on behalf of the Guarantors.

Section 10.04        Guarantors May Consolidate, etc., on Certain Terms.

Except as otherwise provided in Section 10.05 [Releases] hereof, no Guarantor may sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person, other than the Company or another Guarantor, unless:

(1)       immediately after giving effect to such transaction, no Event of Default exists; and

(2)       subject to Section 10.05 [Releases] hereof, the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger unconditionally assumes all the obligations of that Guarantor under its Subsidiary Guarantee and this Indenture on the terms set forth herein pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee;

In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Subsidiary Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Guarantor, such successor Person shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor Person thereupon may cause to be signed any or all of the Subsidiary Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Subsidiary Guarantees so issued shall in all respects have the same legal rank and benefit under this Indenture as the Subsidiary Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Subsidiary Guarantees had been issued at the date of the execution hereof.

Except as set forth in Articles 4 [COVENANTS] and 5 [SUCCESSORS] hereof, and notwithstanding clause (2) above, nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor, or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor.

Section 10.05        Releases.

(a)       The Subsidiary Guarantee of a Guarantor of a series of Notes shall be released automatically:

(1)       in connection with any sale or other disposition of all or substantially all of the assets of that Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) the Company or a Subsidiary of the Company;

(2)       in connection with any sale or other disposition of Capital Stock of that Guarantor to a Person that is not (either before or after giving effect to such transaction) the Company or a Subsidiary of the Company, if following such sale or other disposition, that Guarantor is not a direct or indirect Subsidiary of the Company;

(3)       upon defeasance or satisfaction and discharge of such series of Notes as provided in Sections 8.01 [Option to Effect Legal Defeasance or Covenant Defeasance], 8.02 [Legal Defeasance and Discharge], 8.03 [Covenant Defeasance], 8.04 [Conditions to Legal or Covenant Defeasance] and 11.01 [Satisfaction and Discharge] hereof;

(4)       upon the dissolution of a Guarantor that is permitted under this Indenture; or

(5)       otherwise with respect to the Guarantee of any Guarantor:

(A)       upon the prior consent of Holders of at least a majority in aggregate principal amount of the applicable series of Notes then outstanding; or

(B)       if the Company has Indebtedness outstanding under the Credit Agreement, upon the release of such Guarantor’s Guarantee of all obligations of the Company under the Credit Agreement, or, if there is no Indebtedness of the Company outstanding under the Credit Agreement at that time, upon the release of such Guarantor’s Guarantee of all obligations with respect to all other Indebtedness of the Company at that time outstanding.

(b)       The Subsidiary Guarantee of a Guarantor shall be released with respect to the Notes automatically upon Legal Defeasance, Covenant Defeasance or satisfaction and discharge of this Indenture pursuant to Articles 8 [LEGAL DEFEASANCE AND COVENANT DEFEASANCE] and 11 [SATISFACTION AND DISCHARGE] hereof.

(c)       Upon delivery by the Company to the Trustee of an Officers’ Certificate and an Opinion of Counsel to the effect that the action or event giving rise to the applicable release has occurred or was made by the Company in accordance with the provisions of this Indenture the Trustee shall execute any documents reasonably required in order to evidence the release of any Guarantor from its obligations under its Guarantee.

(d)       Any Guarantor not released from its obligations under its Subsidiary Guarantee as provided in this Section 10.05 [Releases] shall remain liable for the full amount of principal of, premium, if any, and interest on, the Notes and for the other obligations of any Guarantor under this Indenture as provided in this Article 10 [SUBSIDIARY GUARANTEES].

ARTICLE 11

Satisfaction and Discharge

Section 11.01        Satisfaction and Discharge.

This Indenture shall be discharged and will cease to be of further effect as to all Notes of a series issued hereunder, when:

(1)       either:

(A)       all Notes of such series that have been authenticated, except lost, stolen or destroyed Notes of such series that have been replaced or paid and Notes of such series for whose payment money has been deposited in trust and thereafter repaid to the Company, have been delivered to the Trustee for such Notes of such series for cancellation; or

(B)       all Notes of such series that have not been delivered to the Trustee for cancellation have become due and payable by reason of the distribution of a notice of redemption or otherwise or shall become due and payable within one year and the Company or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in such amounts as will, in the opinion of a nationally recognized firm of independent public accountants delivered in writing to the Trustee if Government Securities are deposited, be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes of such series not delivered to the Trustee for cancellation for principal, premium, if any, and interest to the date of maturity or redemption;

(2)       in respect of subclause (B) of clause (1) of this Section 11.01 [Satisfaction and Discharge], no Event of Default has occurred and is continuing on the date of the deposit (other than an Event of Default resulting from the borrowing of funds to be applied to such deposit) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound;

(3)       the Company or any Guarantor has paid or caused to be paid all sums payable by it under this Indenture; and

(4)       the Company has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes of such series at maturity or on the redemption date, as the case may be.

In addition, the Company must deliver an Officers’ Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Notwithstanding the satisfaction and discharge of this Indenture, if money has been deposited with the Trustee pursuant to subclause (B) of clause (1) of this Section 11.01

[Satisfaction and Discharge], the provisions of Sections 11.02 [Application of Trust Money] and 8.06 [Repayment to Company] hereof will survive. In addition, nothing in this Section 11.01 [Satisfaction and Discharge] will be deemed to discharge those provisions of Section 7.06 [Compensation and Indemnity] herein, that, by their terms, survive the satisfaction and discharge of this Indenture.

Section 11.02        Application of Trust Money.

Subject to the provisions of Section 8.06 [Repayment to Company] hereof, all money deposited with the Trustee pursuant to Section 11.01 [Satisfaction and Discharge] hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal, premium, if any, and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 11.01 [Satisfaction and Discharge] hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s and any Guarantor’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 11.01 [Satisfaction and Discharge] hereof; provided that if the Company has made any payment of principal of, premium, if any, or interest on, any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

ARTICLE 12

Collateral and Security

Section 12.01        Shared Collateral Documents.

The due and punctual payment of the principal of, premium on, if any, and interest on, the Notes when and as the same shall be due and payable, whether on an interest payment date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of, premium on, if any, and interest, if any (to the extent permitted by law), on the Notes and performance of all other obligations of the Company to the Holders of Notes or the Trustee under this Indenture and the Notes, according to the terms hereunder or thereunder, are secured as provided in the Shared Collateral Documents. Each Holder of Notes, by its acceptance thereof, consents and agrees to the terms of the Shared Collateral Documents (including, without limitation, the provisions providing for foreclosure, subordination of Liens and release of Collateral) as the same may be in effect or may be amended from time to time in accordance with its terms and authorizes and directs the Collateral Trustee to perform its obligations and exercise its rights under the Shared Collateral Documents. The Company shall deliver to the Trustee copies of all documents delivered to the Collateral Trustee pursuant to the Shared

Collateral Documents, and shall do or cause to be done all such acts and things as may be necessary or proper, or as may be required by the provisions of the Shared Collateral Documents, to assure and confirm to the Trustee and the Collateral Trustee the security interest in the Collateral contemplated hereby, by the Shared Collateral Documents or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Notes secured hereby, according to the intent and purposes herein expressed. The Company shall take, and shall cause its Subsidiaries to take any and all actions reasonably required to cause the Shared Collateral Documents to create and maintain, as security for the Secured Obligations of the Company hereunder, a valid and enforceable perfected first priority Lien in and on all the Collateral, granted in favor of the Collateral Trustee for the benefit of the Secured Holders, as Secured Parties, superior to and prior to the rights of all third Persons and subject to no other Liens than Permitted Liens; provided that, to the extent that any Shared Collateral Document expressly states that any actions necessary to perfect such security interests are not required to be taken, no such actions will be necessary.

Section 12.02    Release of Collateral.

(a)       Subject to subsection (b) of this Section 12.02 [Release of Collateral], Collateral may be released from the Lien and security interest securing the Notes of a series created by the Shared Collateral Documents at any time or from time to time in accordance with the provisions of the Shared Collateral Documents, and as provided hereby.

(b)       The release of any Collateral from the terms of this Indenture and the Shared Collateral Documents will not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent the Collateral is released pursuant to the terms of this Indenture and the Shared Collateral Documents.

(c)       Collateral will be released from the Lien and security interest securing the Notes of a series created by the Shared Collateral Documents upon the occurrence of an Investment Grade Event and delivery to the Trustee and Collateral Trustee of an Officers’ Certificate certifying such occurrence.

The Trustee may, to the extent permitted by Sections 7.01 [General] and 7.02 [Certain Rights of Trustee] hereof, accept as conclusive evidence of compliance with the foregoing provisions the appropriate statements contained in any documents received by it pursuant to Article 7 [TRUSTEE].

Section 12.03        Certificates of the Trustee.

In the event that the Company wishes to release Collateral from the Lien and security interest securing the Notes of a series in accordance with the Shared Collateral Documents, it must deliver the certificates and documents required by the Shared Collateral Documents to the Trustee and/or the Collateral Trustee, as applicable.

Each Holder of Notes, by its acceptance thereof, consents and agrees that the Lien on certain Collateral held by the Collateral Trustee for its benefit may be released without the consent of the Trustee pursuant to the terms of Article 8 of the Collateral Trust Agreement. Notwithstanding the foregoing or anything contained in the Collateral Trust Agreement to the contrary, in no event shall the Trustee, in its capacity as a Representative under the Collateral Trust Agreement, be required to perform any independent investigation, diligence or analysis with respect to the confirmations, statements or requests set forth in Section 8.02 of the Collateral Trust Agreement in connection with any release of Collateral. By their acceptance of the Notes issued hereunder or under any related Indenture, each Holder hereby confirms that the Trustee shall (i) be entitled to conclusively rely upon the certificate of an Authorized Officer of each Grantor delivered to it in accordance with Section 8.02 of the Collateral Trust Agreement in delivering any confirmation, statement or request in connection with Section 8.02 of the Collateral Trust Agreement and (ii) incur no liability in connection with the delivery of any confirmation, statement or request in connection with Section 8.02 of the Collateral Trust Agreement.

Section 12.04        Authorization of Actions to Be Taken by the Trustee Under the Shared Collateral Documents.

Subject to the provisions of Sections 6.05 [Control by Majority], 7.01 [General] and 7.02 [Certain Rights of Trustee] hereof, the Trustee may, at the direction of Holders of a majority in principal amount of the then outstanding Notes of any series, direct, on behalf of the Holders of Notes of such series, the Collateral Trustee to, take all actions necessary or appropriate in order to:

(1)       enforce any of the terms of the Shared Collateral Documents;

(2)       collect and receive any and all amounts payable in respect of the Secured Obligations of the Company hereunder;

(3)       release any Collateral from the Lien and security interest securing the Notes of a series created by the Shared Collateral Documents, or subordinate such Lien and security interest, to the extent expressly permitted under this Indenture.

The Trustee shall have the power to institute and maintain such suits and proceedings as Holders of a majority in principal amount of the then outstanding Notes of such series deem expedient to prevent any impairment of the Collateral by any acts that may be unlawful or in violation of the Shared Collateral Documents or this Indenture, and such suits and proceedings as the Holders of a majority in principal amount of the then outstanding Notes of such series deem expedient to preserve or protect the interests of the Trustee and the interests of the Holders of Notes of such series in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the Holders of Notes of such series or of the Trustee).

By its acceptance of a Note, each of the Holders hereby authorizes and directs the Trustee to execute and deliver any notice required under any Shared Collateral Document, on behalf of such Holders, in form and substance as contemplated by Section 22 of the Security Agreement, Section 15 of the BVI Security Agreement, the definition of “Other Debt Agreement” in the

Collateral Trust Agreement or any other similar or replacement provisions and as may otherwise be required to create, maintain, or perfect a valid security interest in the Collateral on behalf of the Holders.

Section 12.05        Authorization of Receipt of Funds by the Trustee Under the Shared Collateral Documents.

The Trustee is authorized to receive any funds for the benefit of the Holders of Notes of such series distributed under the Shared Collateral Documents, and to make further distributions of such funds to the Holders of Notes according to the provisions of this Indenture.

Section 12.06        Termination of Security Interest.

Upon the full and final payment and performance of all Secured Obligations of the Company under this Indenture and the Notes or upon Legal Defeasance, Covenant Defeasance or satisfaction and discharge of this Indenture in accordance with Article 12 [COLLATERAL AND SECURITY] hereof, the Trustee will, at the written request of the Company, deliver a certificate to the Collateral Trustee stating that such Secured Obligations have been paid in full and that the Lien and security interest securing the Notes shall have been released.

Section 12.07        Reinstatement of Collateral.

(a)       In the event that on any subsequent date (the “Reversion Date”) fewer than two Rating Agencies assign an Investment Grade Rating to the Company’s senior unsecured long-term debt securities without third party credit enhancement, then the Company, AES BVI II and the Guarantors will be required to secure the Notes of such series with the Collateral within 60 days after the Reversion Date and will thereafter again be subject to the Lien and security interest securing the Notes of a series created by the Shared Collateral Documents, as in effect prior to the Release Event, with respect to future events. The period of time between the Release Event and the Reversion Date is referred to in this description as the “Release Period.”

(b)       Notwithstanding a release of Collateral from the Lien and security interest securing the Notes of a series created by the Shared Collateral Documents described in Section 12.02 [Release of Collateral] of this Indenture, in the event of any such reinstatement, no action taken or omitted to be taken by the Company or any of the Guarantors of the Notes of a series relating to the Company and such Guarantors’ obligations to secure the Notes of such series with the Collateral will give rise to an Event of Default with respect to a series of Notes, and no Event of Default will be deemed to exist or have occurred as a result of any failure by the Company or any such Guarantor to secure the series of Notes with the Collateral; provided that all Liens incurred during the Release Period in accordance with this Indenture will be permitted to remain outstanding following the Reversion Date.

(c)       Notwithstanding that obligations to secure the Notes of a series as in effect prior to the Release Event may be reinstated after the Reversion Date, no Event of Default or breach of any kind related to the obligations to secure the Notes of such series with the Collateral or any limitations in respect of the creation or incurrence of Liens that would apply other than during a Release Period will be deemed to exist, and none of the Company or any of the

Guarantors of the Notes of a series shall bear any liability for any actions taken or events occurring during the Release Period, or any actions taken at any time pursuant to any contractual obligation arising during any Release Period, in each case as a result of a failure to comply with such covenants during the Release Period (or, upon termination of the Release Period or after that time based solely on any action taken or event that occurred during the Release Period).

ARTICLE 13

Miscellaneous

Section 13.01        Notices.

Any notice or communication shall be sufficiently given if written and (a) if delivered in person when received, or (b) if mailed by first class mail 5 days after mailing, or (c) as between the Company and the Trustee if sent by facsimile transmission, when transmission is confirmed, in each case addressed as follows:

if to the Company:

The AES Corporation
4300 Wilson Boulevard
Arlington, VA 22203
Telephone: (703) 522-1315
Attention: General Counsel

if to the Trustee:

Deutsche Bank Trust Company Americas

Trust and Agency Services

60 Wall Street, 24th Floor

Mail Stop: NYC60 - 2405

New York, New York 10005

USA

Attn: Corporates Team, AES Corporation SF2260

Facsimile: (732) 578-4635

The Company or the Trustee by written notice to the other may designate additional or different addresses for subsequent notices or communications.

Any notice or communication shall be sufficiently given to Holders of any Notes, by publication at least once in an Authorized Newspaper in The City of New York, and by mailing to such Holders at their addresses as they shall appear on the register kept by the Registrar. Notice mailed shall be sufficiently given if so mailed within the time prescribed. Copies of any such communication or notice to a Holder shall also be mailed to the Trustee and each Agent at the same time.

Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. Except as otherwise provided in this Indenture, if a notice or communication is mailed in the manner provided in this Section 13.01 [Notices], it is duly given, whether or not the addressee receives it.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

In case it shall be impracticable to give notice as herein contemplated, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

Notwithstanding any other provision of this Indenture or any Note, where this Indenture or any Note provides for notice of any event (including any notice of redemption or repurchase) to a Holder of a Global Note (whether by mail or otherwise), such notice shall be sufficiently given if given to DTC (or its designee) pursuant to the standing instructions from DTC or its designee, including by electronic mail in accordance with DTC operational arrangements or other applicable DTC requirements.

Section 13.02        Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

(1)       an Officers’ Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(2)       an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

Section 13.03        Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(1)       a statement that each person signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(2)       a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinion contained in such certificate or opinion is based;

(3)       a statement that, in the opinion of each such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4)       a statement as to whether or not, in the opinion of each such person, such condition or covenant has been complied with; provided, however, that, with respect to matters of fact, an Opinion of Counsel may rely on an Officers’ Certificate or certificates of public officials.

Section 13.04        Evidence of Ownership.

The Company, the Trustee and any agent of the Company or the Trustee may deem and treat the person in whose name any Note shall be registered upon the register for such series as the absolute owner of such Note (whether or not such Note shall be overdue and notwithstanding any notation of ownership or other writing thereon) for the purpose of receiving payment of or on account of the Principal of and, subject to the provisions of this Indenture, interest on such Note and for all other purposes; and neither the Company nor the Trustee nor any agent of the Company or the Trustee shall be affected by any notice to the contrary.

Section 13.05        Rules by Trustee, Paying Agent or Registrar.

The Trustee may make reasonable rules for action by or at a meeting of Holders. The Paying Agent or Registrar may make reasonable rules for its functions.

Section 13.06        Payment Date Other Than a Business Day.

If any date for payment of Principal or interest on any Note shall not be a Business Day at any place of payment, then payment of Principal of or interest on such Note, as the case may be, need not be made on such date, but may be made on the next succeeding Business Day at any place of payment with the same force and effect as if made on such date and no interest shall accrue in respect of such payment for the period from and after such date.

Section 13.07        No Personal Liability of Directors, Officers, Employees and Stockholders.

No director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or the Guarantors under the Notes, this Indenture, the Subsidiary Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Section 13.08        Governing Law.

THIS INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ITS CONFLICT OF LAWS PROVISIONS (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

To the fullest extent permitted by applicable law, the Company hereby irrevocably submits to the jurisdiction of any Federal or State court located in the Borough of Manhattan in The City of New York, New York in any suit, action or proceeding based on or arising out of or relating to this Indenture or any Securities and irrevocably agrees that all claims in respect of such suit or proceeding may be determined in any such court. The Company irrevocably waives, to the fullest extent permitted by law, any objection which it may have to the laying of the venue of any such suit, action or proceeding brought in an inconvenient forum. The Company agrees that final judgment in any such suit, action or proceeding brought in such a court shall be conclusive and binding upon the Company, and may be enforced in any courts to the jurisdiction of which the Company is subject by a suit upon such judgment, provided, that service of process is effected upon the Company in the manner specified herein or as otherwise permitted by law.

EACH OF THE COMPANY, THE HOLDERS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.

Section 13.09        No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret another indenture or loan or debt agreement of the Company or any Subsidiary of the Company. Any such indenture or agreement may not be used to interpret this Indenture.

Section 13.10        Successors.

All agreements of the Company in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

Section 13.11        Duplicate Originals and Electronic Signing.

The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Facsimile, documents executed, scanned and transmitted electronically and electronic signatures, including those created or transmitted through a software platform or application, shall be deemed original signatures for purposes of this Indenture and all other related documents and all matters and agreements related thereto, with such facsimile, scanned and electronic signatures having the same legal effect as original signatures. The parties agree that this Indenture or any other related document or any instrument, agreement or document necessary for the consummation of the transactions contemplated by this Indenture or the other related documents or related hereto or thereto (including, without limitation, addendums, amendments, notices, instructions, communications with respect to the delivery of securities or the wire transfer of funds or other communications) (“Executed Documentation”) may be accepted, executed or agreed to through the use of an electronic signature in accordance with applicable laws, rules and regulations in effect from time to time applicable to the effectiveness and enforceability of electronic signatures. Any Executed Documentation accepted, executed or agreed to in conformity with such laws, rules and regulations will be binding on all parties hereto to the same extent as if it were physically executed and each party hereby consents to the use of any third party electronic signature capture service providers as may be reasonably chosen by a signatory hereto or thereto. When the Trustee acts on any Executed Documentation sent by electronic transmission, the Trustee will not be responsible or liable for any losses, costs or expenses arising directly or indirectly from its reliance upon and compliance with such Executed Documentation, notwithstanding that such Executed Documentation (a) may not be an authorized or authentic communication of the party involved or in the form such party sent or intended to send (whether due to fraud, distortion or otherwise) or (b) may conflict with, or be inconsistent with, a subsequent written instruction or communication; it being understood and agreed that the Trustee shall conclusively presume that Executed Documentation that purports to have been sent by an authorized officer of a Person has been sent by an authorized officer of such Person. The party providing Executed Documentation through electronic transmission or otherwise with electronic signatures agrees to assume all risks arising out of such electronic methods, including, without limitation, the risk of the Trustee acting on unauthorized instructions and the risk of interception and misuse by third parties.

Section 13.12        Separability.

In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 13.13        Table of Contents, Headings, Etc.

The Table of Contents and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms and provisions hereof.

Section 13.14        Incorporators, Stockholders, Officers and Directors of Company Exempt from Individual Liability.

No recourse under or upon any obligation, covenant or agreement contained in this Indenture or any indenture supplemental hereto, or in any Note or any coupons appertaining thereto, or because of any indebtedness evidenced thereby, shall be had against any incorporator, as such or against any past, present or future stockholder, officer, director or employee, as such, of the Company or of any successor, either directly or through the Company or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of the Notes and the coupons appertaining thereto by the holders thereof and as part of the consideration for the issue of the Notes and the coupons appertaining thereto.

Section 13.15        Judgment Currency.

The Company agrees, to the fullest extent that it may effectively do so under applicable law, that (a) if for the purpose of obtaining judgment in any court it is necessary to convert the sum due in respect of the Principal of or interest on the Notes of any series (the “Required Currency”) into a currency in which a judgment will be rendered (the “Judgment Currency”), the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Trustee could purchase in The City of New York the Required Currency with the Judgment Currency on the day on which final unappealable judgment is entered, unless such day is not a Business Day, then, to the extent permitted by applicable law, the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Trustee could purchase in The City of New York the Required Currency with the Judgment Currency on the Business Day preceding the day on which final unappealable judgment is entered and (b) its obligations under this Indenture to make payments in the Required Currency (i) shall not be discharged or satisfied by any tender, or any recovery pursuant to any judgment (whether or not entered in accordance with subsection (a)), in any currency other than the Required Currency, except to the extent that such tender or recovery shall result in the actual receipt, by the payee, of the full amount of the Required Currency expressed to be payable in respect of such payments, (ii) shall be enforceable as an alternative or additional cause of action for the purpose of recovering in the Required Currency the amount, if any, by which such actual receipt shall fall short of the full amount of the Required Currency so expressed to be payable and (iii) shall not be affected by judgment being obtained for any other sum due under this Indenture.

Section 13.16        Trust Indenture Act.

The Company and the Guarantors shall not be required to qualify this Indenture under the Trust Indenture Act. The Trust Indenture Act shall not apply to this Indenture prior to any such qualification, and all references herein to compliance with the Trust Indenture Act refer to such compliance following any such qualification.

Section 13.17        Patriot Act.

In order to comply with the laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including, without limitation, those relating to the funding of terrorist activities and money laundering, including Section 326 of the USA PATRIOT Act of the United States (“Applicable Law”), the Trustee is are required to obtain, verify, record and update certain information relating to individuals and entities which maintain a business relationship with the Trustee. Accordingly, each of the parties agree to provide to the Trustee, upon their request from time to time such identifying information and documentation as may be available for such party in order to enable the Trustee to comply with Applicable Law.

Section 13.18        Conflict of Terms.

Except as otherwise expressly provided in this Indenture or any of the Shared Collateral Documents, if any provision contained in this Indenture conflicts with any provision in any of the Shared Collateral Documents, the provision contained in the Shared Collateral Documents shall govern and control.

[Signatures on following page]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed and attested, all as of the date first above written.

THE AES CORPORATION, as the Company

By:	/s/ Gustavo Pimenta
Name:	Gustavo Pimenta
Title:	Executive Vice President and Chief Financial Officer

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee

By:	/s/ Robert Peschler
	Name:	Robert Peschler
	Title:	Vice President

By:	/s/ Annie Jaghatspanyan
	Name:	Annie Jaghatspanyan
	Title:	Vice President

EXHIBIT A-1

[Face of Note]

CUSIP

3.300% Senior Secured First Lien Notes due 2025

No.	$

THE AES CORPORATION

promises to pay to or registered assigns,             the principal sum of DOLLARS on July 15, 2025

Interest Payment Dates: January 15 and July 15

Record Dates: January 1 and July 1

Dated:

This Note is one of the Notes
Of a series designated therein referred to
in the within-mentioned Indenture.

A-1-1

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

THE AES CORPORATION

By:
Name:	Gustavo Pimenta
Title:	Executive Vice President and Chief Financial Officer

A-1-2

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee

By:
Name:
Title:

A-1-3

[Back of Note]
3.300% Senior Secured First Lien Notes due 2025

[Insert the Global Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

(1)       INTEREST. The AES Corporation, a Delaware corporation (the “Company”), promises to pay interest on the principal amount of this Note at 3.300% per annum from May 27, 2020 until maturity. The Company shall pay interest semi-annually in arrears on January 15 and July 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be January 15, 2021. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

(2)       METHOD OF PAYMENT. The Company shall pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the January 1 and July 1 next preceding the Interest Payment Date (each, a “Regular Record Date”), even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium, if any, and interest at the office or agency of the Paying Agent and Registrar within the City and State of New York, or, at the option of the Company, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of, premium, if any, and interest on, all Global Notes and all other Notes the Holders of which will have provided wire transfer instructions to the Company or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

(3)       PAYING AGENT AND REGISTRAR. Initially, Deutsche Bank Trust Company Americas, the Trustee under the Indenture, shall act as Paying Agent and Registrar. The Company may change the Paying Agent or Registrar without prior notice to the Holders of the Notes. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

(4)       INDENTURE. This Note is one of a duly authenticated series of securities of the Company issued and to be issued in one or more series under an Indenture (the “Indenture”), dated as of May 27, 2020, among the Company, each of the Guarantors that may become a party from time to time and the Trustee. The terms of the Notes include those stated in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of this Note shall govern and be controlling. The Company shall be entitled to issue Additional Notes pursuant to Section 2.06 of the Indenture. The Notes are secured first lien obligations of the Company.

A-1-4

(5)       OPTIONAL REDEMPTION.

(a)       At any time prior to June 15, 2025 (one month prior to the maturity date of the Notes) (the “par call date”), the Company may on any one or more occasions redeem all or a part of the Notes, upon not less than 10 nor more than 60 days’ prior notice, at a redemption price equal to the greater of (i) 100% of the principal amount of the Notes redeemed and (ii) the sum of the present values of the principal amount of the Notes to be redeemed and the remaining scheduled payments of interest on the Notes from the redemption date to June 15, 2025, discounted from the scheduled payment dates to the redemption date semiannually (assuming a 360-day year consisting of twelve 30-day months) at a discount rate equal to the Treasury Rate plus 50 basis points.

In addition, at any time and from time to time on or after the par call date, the Notes will be redeemable, in whole or in part at any time, at the Company’s option, at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest on such Notes to the redemption date.

(b)       Except pursuant to the preceding paragraphs, the Notes will not be redeemable at the Company’s option prior to the par call date.

Any redemption pursuant to this Section 5 shall be made pursuant to the provisions of Sections 3.01 through 3.07 of the Indenture.

(6)       MANDATORY REDEMPTION. The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

(7)       REPURCHASE AT THE OPTION OF HOLDER. Upon the occurrence of a Change of Control Triggering Event, the Company shall be required, as and to the extent set forth in the Indenture, to offer to purchase all of the outstanding Notes at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to, but not including, the date of repurchase (subject to the right of the Holders of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date falling prior to or on the repurchase date).

(8)       NOTICE OF REDEMPTION. At least 10 days but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed, by first class mail, or deliver electronically, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed or delivered more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture pursuant to Articles 8 or 11 thereof. Notes and portions of Notes selected will be in amounts of $2,000 or whole multiples of $1,000 in excess thereof; except that if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such Holder shall be redeemed or purchased.

A-1-5

(9)       DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes of a series to be redeemed or during the period between a record date and the next succeeding Interest Payment Date.

(10)       PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as the owner of it for all purposes. Only registered Holders have rights under the Indenture.

(11)       AMENDMENT, SUPPLEMENT AND WAIVER. The Indenture may be amended as provided therein. Subject to certain exceptions, the Indenture, the Notes or the Subsidiary Guarantees may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes including Additional Notes, if any, voting as a single class, and any existing Event of Default or compliance with any provision of the Indenture or the Notes or the Subsidiary Guarantees may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes including Additional Notes, if any, voting as a single class. Without the consent of any Holder of Notes, the Indenture, the Notes, the Collateral Trust Agreement or the Shared Collateral Documents may be amended or supplemented (i) to cure ambiguities, defects, or inconsistencies, (ii) to provide for uncertificated Notes in addition to or in place of certificated Notes and to make all appropriate changes for such purpose, (iii) to comply with Article 5 of the Indenture, (iv) to add Collateral with respect to any or all of the Notes; (v) to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, (vi) to conform the text of the Indenture or the Notes to any provision of the “Description of the Notes” section of the Company’s Offering Memorandum dated May 15, 2020, relating to the initial offering of the Notes, (vii) to evidence and provide for the acceptance and appointment under the Indenture of a successor trustee pursuant to the requirements thereof, (viii) to provide for the issuance of Additional Notes in accordance with the limitations set forth in the Indenture, (ix) to allow any Guarantor to execute a supplemental indenture and/or a Subsidiary Guarantee with respect to the Notes, (x) in the case of any Shared Collateral Document, to include therein any legend required to be set forth therein pursuant to the Collateral Trust Agreement or to modify any such legend as required by the Collateral Trust Agreement, (xi) to release Collateral from the Lien securing the Notes when permitted or required by the Shared Collateral Documents or this Indenture, (xii) to enter into any intercreditor agreement having substantially similar terms with respect to the Holders as those set forth in the Collateral Trust Agreement, or any joinder thereto; or (xiii) with respect to the Shared Collateral Documents, as provided in the Collateral Trust Agreement (including to add or replace Other Debt Holders).

A-1-6

(12)       DEFAULTS AND REMEDIES. Events of Default are set forth in the Indenture. Subject to certain limitations in the Indenture, if an Event of Default (other than an Event of Default specified in Section 6.01(4) or (5) of the Indenture with respect to the Company) occurs and is continuing, then the holders of not less than 25% in aggregate principal amount of the outstanding Notes may, or the Trustee may, by written notice to the Company, and the Trustee at the written request of not less than 25% in aggregate principal amount of the outstanding Notes will, declare the principal of, plus accrued interest, if any, to be due and payable immediately. If an Event of Default specified in Section 6.01(4) or (5) of the Indenture with respect to the Company occurs and is continuing, the Principal of and accrued interest on all of the Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity reasonably satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes of all series issued under the Indenture that are affected may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing default (except a default in payment of principal or interest) if it determines in good faith that withholding notice is in their interests. The Company must furnish an annual compliance certificate to the Trustee.

(13)       TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to and entitled to the benefits of Article 7 of the Indenture.

(14)       NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or the Guarantors under the Notes, the Indenture, the Subsidiary Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

(15)       AUTHENTICATION. This Note will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

(16)       ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

(17)       CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes, and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy, and the Trustee shall incur no liability for inaccuracies of such numbers either as printed on the Notes or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.

A-1-7

(18)       GOVERNING LAW. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THIS NOTE AND THE SUBSIDIARY GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

THE AES CORPORATION
4300 Wilson Boulevard
Arlington, Virginia 22203
Telephone: (703) 522-1315
Telecopy: (703) 528-4510
Attention: Legal Department

A-1-8

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:	Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

A-1-9

Option of Holder to Elect Purchase

If you want to elect to have this Note purchased by the Company pursuant to Section 4.07 of the Indenture, check here: ☐

If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.07 of the Indenture, state the amount you elect to have purchased:

$

Date:	Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*:

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

A-1-10

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE *

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee or Custodian

* This schedule should be included only if the Note is issued in global form.

A-1-11

EXHIBIT A-2

[Face of Note]

CUSIP

3.950% Senior Secured First Lien Notes due 2030

No.	$

THE AES CORPORATION

promises to pay to or registered assigns,

the principal sum of DOLLARS on July 15, 2030.

Interest Payment Dates: January 15 and July 15

Record Dates: January 1 and July 1

Dated:

This Note is one of the Notes
Of a series designated therein referred to
in the within-mentioned Indenture.

A-2-1

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

THE AES CORPORATION

By:
Name:	Gustavo Pimenta
Title:	Executive Vice President and Chief Financial Officer

A-2-2

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee

By:
Name:
Title:

A-2-3

[Back of Note]
3.950% Senior Secured First Lien Notes due 2030

[Insert the Global Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

(1)       INTEREST. The AES Corporation, a Delaware corporation (the “Company”), promises to pay interest on the principal amount of this Note at 3.950% per annum from May 27, 2020 until maturity. The Company shall pay interest semi-annually in arrears on January 15 and July 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be January 15, 2021. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

(2)       METHOD OF PAYMENT. The Company shall pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the January 1 and July 1 next preceding the Interest Payment Date (each, a “Regular Record Date”), even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium, if any, and interest at the office or agency of the Paying Agent and Registrar within the City and State of New York, or, at the option of the Company, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of, premium, if any, and interest on, all Global Notes and all other Notes the Holders of which will have provided wire transfer instructions to the Company or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

(3)       PAYING AGENT AND REGISTRAR. Initially, Deutsche Bank Trust Company Americas, the Trustee under the Indenture, shall act as Paying Agent and Registrar. The Company may change the Paying Agent or Registrar without prior notice to the Holders of the Notes. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

(4)       INDENTURE. This Note is one of a duly authenticated series of securities of the Company issued and to be issued in one or more series under an Indenture (the “Indenture”), dated as of May 27, 2020, among the Company, each of the Guarantors that may become a party from time to time and the Trustee. The terms of the Notes include those stated in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of this Note shall govern and be controlling. The Company shall be entitled to issue Additional Notes pursuant to Section 2.06 of the Indenture. The Notes are secured first lien obligations of the Company.

A-2-4

(5)       OPTIONAL REDEMPTION.

(a)       At any time prior to April 15, 2030 (three months prior to the maturity date of the Notes) (the “par call date”), the Company may on any one or more occasions redeem all or a part of the Notes, upon not less than 10 nor more than 60 days’ prior notice, at a redemption price equal to the greater of (i) 100% of the principal amount of the Notes redeemed and (ii) the sum of the present values of the principal amount of the Notes to be redeemed and the remaining scheduled payments of interest on the Notes from the redemption date to April 15, 2030, discounted from the scheduled payment dates to the redemption date semiannually (assuming a 360-day year consisting of twelve 30-day months) at a discount rate equal to the Treasury Rate plus 50 basis points.

In addition, at any time and from time to time on or after the par call date, the Notes will be redeemable, in whole or in part at any time, at the Company’s option, at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest on such Notes to the redemption date.

(b)       Except pursuant to the preceding paragraphs, the Notes will not be redeemable at the Company’s option prior to the par call date.

Any redemption pursuant to this Section 5 shall be made pursuant to the provisions of Sections 3.01 through 3.07 of the Indenture.

(6)       MANDATORY REDEMPTION. The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

(7)       REPURCHASE AT THE OPTION OF HOLDER. Upon the occurrence of a Change of Control Triggering Event, the Company shall be required, as and to the extent set forth in the Indenture, to offer to purchase all of the outstanding Notes at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to, but not including, the date of repurchase (subject to the right of the Holders of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date falling prior to or on the repurchase date).

(8)       NOTICE OF REDEMPTION. At least 10 days but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed, by first class mail, or deliver electronically, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed or delivered more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture pursuant to Articles 8 or 11 thereof. Notes and portions of Notes selected will be in amounts of $2,000 or whole multiples of $1,000 in excess thereof; except that if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such Holder shall be redeemed or purchased.

A-2-5

(9)       DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes of a series to be redeemed or during the period between a record date and the next succeeding Interest Payment Date.

(10)       PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as the owner of it for all purposes. Only registered Holders have rights under the Indenture.

(11)       AMENDMENT, SUPPLEMENT AND WAIVER. The Indenture may be amended as provided therein. Subject to certain exceptions, the Indenture, the Notes or the Subsidiary Guarantees may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes including Additional Notes, if any, voting as a single class, and any existing Event of Default or compliance with any provision of the Indenture or the Notes or the Subsidiary Guarantees may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes including Additional Notes, if any, voting as a single class. Without the consent of any Holder of Notes, the Indenture, the Notes, the Collateral Trust Agreement or the Shared Collateral Documents may be amended or supplemented (i) to cure ambiguities, defects, or inconsistencies, (ii) to provide for uncertificated Notes in addition to or in place of certificated Notes and to make all appropriate changes for such purpose, (iii) to comply with Article 5 of the Indenture, (iv) to add Collateral with respect to any or all of the Notes; (v) to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, (vi) to conform the text of the Indenture or the Notes to any provision of the “Description of the Notes” section of the Company’s Offering Memorandum dated May 15, 2020, relating to the initial offering of the Notes, (vii) to evidence and provide for the acceptance and appointment under the Indenture of a successor trustee pursuant to the requirements thereof, (viii) to provide for the issuance of Additional Notes in accordance with the limitations set forth in the Indenture, (ix) to allow any Guarantor to execute a supplemental indenture and/or a Subsidiary Guarantee with respect to the Notes, (x) in the case of any Shared Collateral Document, to include therein any legend required to be set forth therein pursuant to the Collateral Trust Agreement or to modify any such legend as required by the Collateral Trust Agreement, (xi) to release Collateral from the Lien securing the Notes when permitted or required by the Shared Collateral Documents or this Indenture, (xii) to enter into any intercreditor agreement having substantially similar terms with respect to the Holders as those set forth in the Collateral Trust Agreement, or any joinder thereto; or (xiii) with respect to the Shared Collateral Documents, as provided in the Collateral Trust Agreement (including to add or replace Other Debt Holders).

A-2-6

(12)       DEFAULTS AND REMEDIES. Events of Default are set forth in the Indenture. Subject to certain limitations in the Indenture, if an Event of Default (other than an Event of Default specified in Section 6.01(4) or (5) of the Indenture with respect to the Company) occurs and is continuing, then the holders of not less than 25% in aggregate principal amount of the outstanding Notes may, or the Trustee may, by written notice to the Company, and the Trustee at the written request of not less than 25% in aggregate principal amount of the outstanding Notes will, declare the principal of, plus accrued interest, if any, to be due and payable immediately. If an Event of Default specified in Section 6.01(4) or (5) of the Indenture with respect to the Company occurs and is continuing, the Principal of and accrued interest on all of the Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity reasonably satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes of all series issued under the Indenture that are affected may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing default (except a default in payment of principal or interest) if it determines in good faith that withholding notice is in their interests. The Company must furnish an annual compliance certificate to the Trustee.

(13)       TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to and entitled to the benefits of Article 7 of the Indenture.

(14)       NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or the Guarantors under the Notes, the Indenture, the Subsidiary Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

(15)       AUTHENTICATION. This Note will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

(16)       ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

(17)       CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes, and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy, and the Trustee shall incur no liability for inaccuracies of such numbers either as printed on the Notes or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.

A-2-7

(18)       GOVERNING LAW. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THIS NOTE AND THE SUBSIDIARY GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

THE AES CORPORATION
4300 Wilson Boulevard
Arlington, Virginia 22203
Telephone: (703) 522-1315
Telecopy: (703) 528-4510
Attention: Legal Department

A-2-8

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:	Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*:

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

A-2-9

Option of Holder to Elect Purchase

If you want to elect to have this Note purchased by the Company pursuant to Section 4.07 of the Indenture, check here: □

If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.07 of the Indenture, state the amount you elect to have purchased:

$

Date:	Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*:

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

A-2-10

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE *

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee or Custodian

* This schedule should be included only if the Note is issued in global form.

A-2-11

EXHIBIT B

FORM OF CERTIFICATE OF TRANSFER

The AES Corporation

4300 Wilson Boulevard

Arlington, Virginia 22203

Attention: Legal Department

Deutsche Bank Trust Company Americas

c/o DB Services Americas, Inc.

5022 Gate Parkway, Suite 200

Jacksonville, Forida 32256

Attn: Transfer Department

Facsimile: 615-866-3889

Deutsche Bank Trust Company Americas
Trust and Agency Services

60 Wall Street, 24th Floor

Mail Stop: NYC60 - 2405

New York, New York 10005

Attn: Corporates Team, AES Corporation SF2260

Facsimile: (732) 578-4635

Deutsche Bank Trust Company Americas

Corporate, Municipal and Escrow Solutions

60 Wall Street, 16th Floor

New York, New York 10005

Re: 3.300% Senior Secured First Lien Notes due 2025

Reference is hereby made to the Indenture, dated as of May 27, 2020 (the “Indenture”), among The AES Corporation, as issuer (the “Company”), each of the Guarantors that may become a party from time to time and Deutsche Bank Trust Company Americas, as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

              , (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $ in such Note[s] or interests (the “Transfer”), to (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1.       ☐ Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Restricted Definitive Note pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A, and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

2.       ☐ Check if Transferee will take delivery of a beneficial interest in the Regulation S Global Note or a Restricted Definitive Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

3.       ☐ Check and complete if Transferee will take delivery of a beneficial interest in the IAI Global Note or a Restricted Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a)       ☐ such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act; or

(b)       ☐ such Transfer is being effected to the Company or a subsidiary thereof;

or

(c)       ☐ such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

or

(d)       ☐ such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144, Rule 903 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) if such Transfer is in respect of a principal amount of Notes at the time of transfer of less than $250,000, an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the IAI Global Note and/or the Restricted Definitive Notes and in the Indenture and the Securities Act.

4.       ☐ Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

(a)       ☐ Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(b)       ☐ Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(c)       ☐ Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:

Dated:

Name:

Title:

ANNEX A TO CERTIFICATE OF TRANSFER

1.       The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

(a)       ☐ a beneficial interest in the:

(i)       ☐ 144A Global Note (CUSIP ), or

(ii)      ☐ Regulation S Global Note (CUSIP ), or

(iii)     ☐ IAI Global Note (CUSIP ); or

(b)       ☐ a Restricted Definitive Note.

2.       After the Transfer the Transferee will hold:

[CHECK ONE]

(a)       ☐ a beneficial interest in the:

(i)       ☐ 144A Global Note (CUSIP ), or

(ii)      ☐ Regulation S Global Note (CUSIP ), or

(iii)     ☐ IAI Global Note (CUSIP ); or

(iv)     ☐ Unrestricted Global Note (CUSIP ); or

(b)       ☐ a Restricted Definitive Note; or

(c)       ☐ an Unrestricted Definitive Note,

in accordance with the terms of the Indenture.

EXHIBIT B-2

FORM OF CERTIFICATE OF TRANSFER

The AES Corporation

4300 Wilson Boulevard

Arlington, Virginia 22203

Attention: Legal Department

Deutsche Bank Trust Company Americas

c/o DB Services Americas, Inc.

5022 Gate Parkway, Suite 200

Jacksonville, FL 32256

Attn: Transfer Department

Facsimile: 615-866-3889

Deutsche Bank Trust Company Americas
Trust and Agency Services

60 Wall Street, 24th Floor

Mail Stop: NYC60 - 2405

New York, New York 10005

USA

Attn: Corporates Team, AES Corporation SF2260

Facsimile: (732) 578-4635

Deutsche Bank Trust Company Americas

Corporate, Municipal and Escrow Solutions

60 Wall Street, 16th Floor

New York, New York 10005

Re: 3.950% Senior Secured First Lien Notes due 2030

Reference is hereby made to the Indenture, dated as of May 27, 2020 (the “Indenture”), among The AES Corporation, as issuer (the “Company”), each of the Guarantors that may become a party from time to time and Deutsche Bank Trust Company Americas, as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

[              ], (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $ in such Note[s] or interests (the “Transfer”), to (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

 B-2-1

[CHECK ALL THAT APPLY]

1.       ☐ Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Restricted Definitive Note pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A, and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

2.       ☐ Check if Transferee will take delivery of a beneficial interest in the Regulation S Global Note or a Restricted Definitive Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

3.       ☐ Check and complete if Transferee will take delivery of a beneficial interest in the IAI Global Note or a Restricted Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a)       ☐ such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act; or

(b)       ☐ such Transfer is being effected to the Company or a subsidiary thereof;

or

 B-2-2

(c)       ☐ such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

or

(d)       ☐ such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144, Rule 903 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) if such Transfer is in respect of a principal amount of Notes at the time of transfer of less than $250,000, an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the IAI Global Note and/or the Restricted Definitive Notes and in the Indenture and the Securities Act.

4.       ☐ Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

(a)       ☐ Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(b)       ☐ Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

 B-2-3

(c)       ☐ Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

 B-2-4

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:

Dated:

Name:

Title:

 B-2-5

ANNEX A TO CERTIFICATE OF TRANSFER

1. The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

(a)       ☐ a beneficial interest in the:

(i)       ☐ 144A Global Note (CUSIP ), or

(ii)      ☐ Regulation S Global Note (CUSIP ), or

(iii)     ☐ IAI Global Note (CUSIP ); or

(b)       ☐ a Restricted Definitive Note.

2. After the Transfer the Transferee will hold:

[CHECK ONE]

(a)       ☐ a beneficial interest in the:

(i)       ☐ 144A Global Note (CUSIP ), or

(ii)      ☐ Regulation S Global Note (CUSIP ), or

(iii)     ☐ IAI Global Note (CUSIP ); or

(iv)     ☐ Unrestricted Global Note (CUSIP ); or

(b)       ☐ a Restricted Definitive Note; or

(c)       ☐ an Unrestricted Definitive Note,

in accordance with the terms of the Indenture.

 B-2-6

EXHIBIT C-1

FORM OF CERTIFICATE OF EXCHANGE

The AES Corporation

4300 Wilson Boulevard

Arlington, Virginia 22203

Attention: Legal Department

Deutsche Bank Trust Company Americas

c/o DB Services Americas, Inc.

5022 Gate Parkway, Suite 200

Jacksonville, Florida 32256

Attn: Transfer Department

Facsimile: 615-866-3889

Deutsche Bank Trust Company Americas
Trust and Agency Services

60 Wall Street, 24th Floor

Mail Stop: NYC60 - 2405

New York, New York 10005

USA

Attn: Corporates Team, AES Corporation SF2260

Facsimile: (732) 578-4635

Deutsche Bank Trust Company Americas

Corporate, Municipal and Escrow Solutions

60 Wall Street, 16th Floor

New York, New York 10005

Re: 3.300% Senior Secured First Lien Notes due 2025

Reference is hereby made to the Indenture, dated as of May 27, 2020 (the “Indenture”), among The AES Corporation, as issuer (the “Company”), each of the Guarantors that may become a party from time to time and Deutsche Bank Trust Company Americas, as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

[                 ], (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $ in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:

1.       Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note.

 C-1-1

(a)       ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(b)       ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(c)       ☐ Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(d)       ☐ Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2.       Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes.

 C-1-2

(a)       ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

(b)       ☐ Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE] □ 144A Global Note, o Regulation S Global Note, □ IAI Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:

Dated:

Name:

Title:

 C-1-3

EXHIBIT C-2

FORM OF CERTIFICATE OF EXCHANGE

The AES Corporation

4300 Wilson Boulevard

Arlington, Virginia 22203

Attention: Legal Department

Deutsche Bank Trust Company Americas

c/o DB Services Americas, Inc.

5022 Gate Parkway, Suite 200

Jacksonville, Florida 32256

Attn: Transfer Department

Facsimile: 615-866-3889

Deutsche Bank Trust Company Americas
Trust and Agency Services

60 Wall Street, 24th Floor

Mail Stop: NYC60 - 2405

New York, New York 10005

Attn: Corporates Team, AES Corporation SF2260

Facsimile: (732) 578-4635

Deutsche Bank Trust Company Americas

Corporate, Municipal and Escrow Solutions

60 Wall Street, 16th Floor

New York, New York 10005

Re: 3.950% Senior Secured First Lien Notes due 2030

Reference is hereby made to the Indenture, dated as of May 27, 2020 (the “Indenture”), among The AES Corporation, as issuer (the “Company”), each of the Guarantors that may become a party from time to time and Deutsche Bank Trust Company Americas, as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

[                    ], (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $ in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:

1.       Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note.

 C-2-1

(a)       ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(b)       ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(c)       ☐ Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(d)       ☐ Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2.       Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes.

 C-2-2

(a)       ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

(b)       ☐ Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE] □ 144A Global Note, o Regulation S Global Note, □ IAI Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:

Dated:

Name:

Title:

 C-2-3

EXHIBIT D-1

FORM OF CERTIFICATE FROM
ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

The AES Corporation

4300 Wilson Boulevard

Arlington, Virginia 22203

Attention: Legal Department

Deutsche Bank Trust Company Americas

c/o DB Services Americas, Inc.

5022 Gate Parkway, Suite 200

Jacksonville, Florida 32256

Attn: Transfer Department

Facsimile: 615-866-3889

Deutsche Bank Trust Company Americas
Trust and Agency Services

60 Wall Street, 24th Floor

Mail Stop: NYC60 - 2405

New York, New York 10005

Attn: Corporates Team, AES Corporation SF2260

Facsimile: (732) 578-4635

Deutsche Bank Trust Company Americas

Corporate, Municipal and Escrow Solutions

60 Wall Street, 16th Floor

New York, New York 10005

Re: 3.300% Senior Secured First Lien Notes due 2025

Reference is hereby made to the Indenture, dated as of May 27, 2020 (the “Indenture”), among The AES Corporation, as issuer (the “Company”), each of the Guarantors that may become a party from time to time and Deutsche Bank Trust Company Americas, as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

In connection with our proposed purchase of $ aggregate principal amount of:

(a)       ☐ a beneficial interest in a Global Note, or

(b)       ☐ a Definitive Note,

we confirm that:

 D-1-1

1.       We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the “Securities Act”).

2.       We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Company or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a “qualified institutional buyer” (as defined therein), (C) to an institutional “accredited investor” (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Company a signed letter substantially in the form of this letter and, if such transfer is in respect of a principal amount of Notes, at the time of transfer of less than $250,000, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144 under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any Person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

3.       We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

4.       We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

5.       We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional “accredited investor”) as to each of which we exercise sole investment discretion.

You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

[Insert Name of Accredited Investor]

By:
Name:
Title:

Dated:

 D-1-2

EXHIBIT D-2

FORM OF CERTIFICATE FROM
ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

The AES Corporation

4300 Wilson Boulevard

Arlington, Virginia 22203

Attention: Legal Department

Deutsche Bank Trust Company Americas

c/o DB Services Americas, Inc.

5022 Gate Parkway, Suite 200

Jacksonville, Florida 32256

Attn: Transfer Department

Facsimile: 615-866-3889

Deutsche Bank Trust Company Americas
Trust and Agency Services

60 Wall Street, 24th Floor

Mail Stop: NYC60 - 2405

New York, New York 10005

Attn: Corporates Team, AES Corporation SF2260

Facsimile: (732) 578-4635

Deutsche Bank Trust Company Americas

Corporate, Municipal and Escrow Solutions

60 Wall Street, 16th Floor

New York, New York 10005

Re: 3.950% Senior Secured First Lien Notes due 2030

Reference is hereby made to the Indenture, dated as of May 27, 2020 (the “Indenture”), among The AES Corporation, as issuer (the “Company”), each of the Guarantors that may become a party from time to time and Deutsche Bank Trust Company Americas, as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

In connection with our proposed purchase of $ aggregate principal amount of:

(a)       ☐ a beneficial interest in a Global Note, or

(b)       ☐ a Definitive Note,

we confirm that:

 D-2-1

1.       We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the “Securities Act”).

2.       We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Company or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a “qualified institutional buyer” (as defined therein), (C) to an institutional “accredited investor” (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Company a signed letter substantially in the form of this letter and, if such transfer is in respect of a principal amount of Notes, at the time of transfer of less than $250,000, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144 under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any Person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

3.       We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

4.       We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

5.       We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional “accredited investor”) as to each of which we exercise sole investment discretion.

You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

[Insert Name of Accredited Investor]

By:
Name:
Title:

Dated:

 D-2-2

EXHIBIT E

FORM OF SUPPLEMENTAL INDENTURE
SUBSIDIARY GUARANTEES

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture for Additional Guarantees”), dated as of           , among               (the “Guaranteeing Subsidiary”), a subsidiary of The AES Corporation (or its permitted successor), a Delaware corporation (the “Company”), the Company and Deutsche Bank Trust Company Americas, as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of May 27, 2020, among the Company, each of the Guarantors that may become a party from time to time and the Trustee, providing for the original issuance of an aggregate principal amount of $900,000,000 of 3.300% Senior Secured First Lien Notes due 2025 (the “2025 Notes”) and $700,000,000 of 3.950% Senior Secured First Lien Notes due 2030 (the “2030 Notes” and, together with the 2025 Notes, the “Initial Notes”), and, subject to the terms of the Indenture, future issuances of 2025 Notes and/or 2030 Notes (the “Additional Notes,” and, together with the Initial Notes, the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Company’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Subsidiary Guarantee”); and

WHEREAS, pursuant to Sections 4.08 and 9.01 of the Indenture, the Trustee, the Company and the other Guarantors are authorized to execute and deliver this Supplemental Indenture for Additional Guarantees.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1.       CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.       AGREEMENT TO GUARANTEE. The Guaranteeing Subsidiary hereby becomes a party to the Indenture as a Guarantor and as such shall have all the rights and be subject to all the Obligations and agreements of a Guarantor under the Indenture. The Guaranteeing Subsidiary hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Subsidiary Guarantee and in the Indenture including but not limited to Article 10 thereof.

 E-1

3.       NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or the Guarantors under the Notes, the Indenture, the Subsidiary Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

4.       NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE FOR ADDITIONAL GUARANTEES BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

5.       COUNTERPARTS AND ELECTRONIC SIGNING. The parties may sign any number of copies of this Supplemental Indenture for Additional Guarantees. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of the Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of the Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture and signature pages for all purposes. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to the Indenture or any document to be signed in connection with the Indenture shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

6.       EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

7.       THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture for Additional Guarantees or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Company.

8.       RATIFICATION OF INDENTURE; SUPPLEMENTAL INDENTURE FOR ADDITIONAL GUARANTEES PART OF INDENTURE. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture for Additional Guarantees shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall by bound hereby.

[Signature Page Follows]

 E-2

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture for Additional Guarantees to be duly executed and attested, all as of the date first above written.

Dated:

[GUARANTEEING SUBSIDIARY]

By:
Name:
Title:

The AES Corporation

By:
Name:
Title:

[TRUSTEE],
as Trustee

By:
Authorized Signatory

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